UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EMC Insurance Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF THE 2012 ANNUAL MEETING
OF STOCKHOLDERS

April 13, 2012

To the stockholders of EMC Insurance Group Inc.:

Notice is hereby given that the 2012 Annual Meeting of Stockholders of EMC Insurance Group Inc., an Iowa corporation, will be held on Thursday, May 24, 2012 at 1:30 p.m. Central Daylight Time at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa, to:

1)	Elect six persons to the Board of Directors;

2)	Approve, by a non-binding advisory vote, the compensation of our named executive officers as disclosed in the proxy statement;

3)	Reapprove the material terms of the Internal Revenue Code Section 162(m) performance goals of the 2007 Employers Mutual Casualty Company Stock Incentive Plan;

4)	Approve the 2013 Employers Mutual Casualty Company Non-Employee Director Stock Purchase Plan;

5)	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

6)	Transact such other business as may properly come before the meeting or any adjournment thereof.

Each share of the Company’s common stock will be entitled to one vote upon all matters described above.  Stockholders of record at the close of business on March 27, 2012 are entitled to notice of and to vote at the meeting.  The stock transfer books of the Company will not be closed.

On or about April 13, 2012, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet.  By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our annual meeting.

By order of the Board of Directors,

Richard W. Hoffmann
Vice President, General Counsel and Secretary

i

ii

EMC INSURANCE GROUP INC.
717 Mulberry Street
Des Moines, Iowa  50309

PROXY STATEMENT
2012 Annual Meeting of Stockholders
May 24, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2012:

This Proxy Statement and the 2011 Annual Report to Stockholders are available at www.EMCIns.com/ir/ annual_reports.aspx.

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc., an Iowa corporation (the “Company”), of proxies from the holders of the Company’s $1.00 par value common stock (the “Common Stock”) for use at the 2012 Annual Meeting of Stockholders to be held on May 24, 2012, and at any adjournment thereof (the “Annual Meeting”).

Under rules adopted by the Securities and Exchange Commission, the Company has chosen to provide its stockholders with the choice of accessing the Annual Meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail.  In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s stockholders who have not previously requested electronic access to its proxy materials or paper proxy materials.  The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet.  The Notice will also tell you how to request the Company’s proxy materials in printed form or by email, at no charge.  The Notice contains a 12-digit control number that you will need to vote your shares.  Please keep the Notice for your reference through the meeting date.

The Company anticipates that the Notice will be mailed to stockholders beginning on or about April 13, 2012.

VOTING INFORMATION
Record Date

You may vote all shares that you owned as of March 27, 2012, which is the record date for the Annual Meeting.  On March 27, 2012, the Company had 12,882,331 shares of Common Stock outstanding at the close of business.  Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Vote

The Notice that most of the Company’s stockholders will receive will have information about Internet voting, but is not permitted to include a telephonic voting number because that would enable a stockholder to vote without accessing the proxy materials online.  The telephonic voting number will be on the Web site where the proxy materials can be found.  Additional information about voting by telephone follows.

Your Vote is Important.  We encourage you to vote promptly.  Internet and telephone voting is available through 11:59 p.m. Eastern Daylight Time on Wednesday, May 23, 2012.  You may vote in one of the following ways:

By Telephone.  You have the option to vote your shares by telephone.  In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice.  You will be provided with a telephone number for voting at that site.  Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares.  When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call.  You may vote by telephone 24 hours a day.  The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.

By the Internet.  You can also vote your shares by the Internet.  The Notice indicates the Web site you may access for Internet voting using the 12-digit control number included in the notice.  You may vote by the Internet 24 hours a day.  As with telephone voting, you will be able to confirm that the system has properly recorded your votes.  If you hold your shares in street name, please follow the Internet voting instructions in the Notice you receive from your bank, broker, trustee, or other record holder.

By Mail.  If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating and signing your proxy card, and then returning it by mail in the postage-paid envelope provided to you.  If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

At the Meeting.  The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person.  If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted as you have directed at the Annual Meeting.  If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.  Unless otherwise indicated on the proxy, shares will be voted by the persons named in the proxy as follows:

(1)	for the election of the six directors named below;

(2)	for the approval of the compensation of the Company’s named executive officers as described under “Executive Compensation” below;

(3)	for the reapproval of the material terms of the performance goals of the 2007 Employers Mutual Casualty Company Stock Incentive Plan;

(4)	for the approval of the 2013 Employers Mutual Casualty Company Non-Employee Director Stock Purchase Plan;

(5)	for ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012; and

(6)	in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the Annual Meeting.

The Company’s stockholders do not have cumulative voting rights.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted if you:  (1) submit a written revocation to the Company’s corporate secretary at the Annual Meeting; (2) submit a timely later-dated proxy or voting instruction form if you hold shares in street name; (3) provide timely subsequent telephone or Internet voting instructions; or (4) vote in person at the Annual Meeting.

Cost of Proxy Solicitation

The Company has borne all costs of soliciting proxies.  In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company (“Employers Mutual”), and their subsidiaries, the costs of which, including payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.

Quorum

Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for a determination of whether or not a quorum is present.  The Company will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that stockholders are entitled to cast are present at the Annual Meeting, either in person or by proxy.  Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted, and will not be considered as voting for any purpose as to the matters with respect to which no vote is indicated (commonly referred to as “broker non-votes”).

Additional Information

Directors are elected by a majority of votes cast.  In an uncontested election, any nominee for director who receives a greater number of votes “against” his or her election (i.e., authority is withheld) as compared to the number of votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote.  In such an event, the Board’s Corporate Governance and Nominating Committee shall promptly consider the resignation offer and make a recommendation to a committee of independent directors of the Board whether to accept the tendered resignation or to take some other action, such as rejecting the resignation and addressing the apparent underlying cause of the withheld votes.  The committee of independent directors will act on the recommendation within 90 days following certification of the stockholder vote and disclose its decision and an explanation of how the decision was reached in a Current Report on Form 8-K filed with the Securities and Exchange Commission.  Abstentions and broker non-votes are treated as votes not cast and will have no effect in the election of directors (Proposal No. 1).  The outcomes of the votes on the proposals (i) to approve the compensation of the Company’s named executive officers (Proposal No. 2); (ii) to reapprove the material terms of the performance goals of the 2007 Employers Mutual Casualty Company Stock Incentive Plan (Proposal No. 3); (iii) to approve the 2013 Employers Mutual Casualty Company Non-Employee Director Stock Option Plan (Proposal No. 4); and (iv) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 5) each require the favorable vote of a majority of the votes cast on those matters; accordingly, abstentions applicable to shares represented at the meeting will have the same effect as votes against these proposals, and broker non-votes will have no effect on the outcome of these proposals.  Proposal No. 2 (approval of the compensation of the Company’s named executive officers as described under “Executive Compensation”, beginning on page 9 of this Proxy Statement) is advisory in nature and will not be binding on the Company or the Board of Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

At the May 24, 2012 Annual Meeting, the stockholders will elect a board of six directors to serve for one-year terms extending until the 2013 Annual Meeting and until their respective successors are duly elected and qualified.  In accordance with the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated George C. Carpenter III, Stephen A. Crane, Jonathan R. Fletcher, Robert L. Howe, Bruce G. Kelley and Gretchen H. Tegeler for election as directors.  Proxies which are received in response to this solicitation will, unless contrary instructions are given therein (and except for broker non-votes, as described above), be voted in favor of these six nominees.  The Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting.  Should that occur, however, proxies will be voted in favor of such other person who is recommended by the Corporate Governance and Nominating Committee and designated by the Board of Directors.

The table below contains certain information with respect to the Board of Directors’ nominees for election as directors.

Name	Age	Director Since	Position with the Company
George C. Carpenter III	84	1981	Chairman of the Board
Stephen A. Crane	66	2009	Director
Jonathan R. Fletcher	38	2010	Director
Robert L. Howe	69	2007	Director
Bruce G. Kelley	58	1991	President, Chief Executive Officer and Director
Gretchen H. Tegeler	56	2007	Director

George C. Carpenter III is Chairman of the Board of the Company and was Executive Director and Chief Executive Officer of Iowa Public Television from November 1985 until his retirement in 1993.  Prior to that, he served as Vice President of Palmer Communications and as Vice President and General Manager of WHO Broadcasting Company, a division of Palmer Communications.  He was employed by WHO Broadcasting Company for 20 years.  The Corporate Governance and Nominating Committee has made Mr. Carpenter a director nominee due to his extensive experience as a senior executive officer, his management-related insight and supervisory ability, and his extensive knowledge of the Company acquired during his 30 years as a director, including 4 1/2 years as Chairman of the Board.

Stephen A. Crane is an independent corporate governance consultant who has over 30 years of experience in the property and casualty insurance business.  Mr. Crane was Chief Executive Officer of AlphaStar Insurance Group Limited from 1999 to 2004.  Prior to that, he served as Chief Executive Officer of Gryphon Holdings Inc. and G.L. Hodson & Son.  Prior to those positions, Mr. Crane was Chief Financial Officer of Corroon & Black Corporation and Orion Capital Corporation.  Mr. Crane is a member of the Boards of Directors of First Security Benefit Life Insurance and Annuity Company of New York.  Mr. Crane ended his previously-reported membership on the Boards of Directors of WNC Holding Corp. and Green Bullion Financial Services, LLC in 2011.  Mr. Crane was a member of the Board of Directors of Hummingbird Ltd. from 2004 to 2006.  Mr. Crane was an executive officer of a company (AlphaStar Insurance Group Limited) that filed a petition under Chapter 11 of the Bankruptcy Code in December, 2003.  The Corporate Governance and Nominating Committee has made Mr. Crane a director nominee due to his senior executive management experience, his extensive insurance industry experience and his specialized knowledge and experience in corporate finance, corporate governance and strategic planning.

Jonathan R. Fletcher is a Managing Director and Portfolio Manager of BTC Capital Management, Inc., an affiliate of Bankers Trust Company.  He has held this position since 2006, and previously served as a

Trust Officer at Bankers Trust in its Wealth Management Division.  From 2001 to 2003 Mr. Fletcher was the Executive Director of the Massachusetts Republican Party, and before that was its Controller.  The Corporate Governance and Nominating Committee has made Mr. Fletcher a director nominee in recognition of his expertise in the field of investments, as well as his experience with governmental relations and politics.

Robert L. Howe is an independent consultant.  Mr. Howe served in various capacities with the State of Iowa Insurance Division from 1964 to 2002, including Deputy Commissioner and Chief Examiner from 1985 until his retirement in 2002.  He is also a member of the Boards of Directors of American Equity Investment Life Holding Company (where he serves as lead independent director) and American Equity Investment Life Insurance Company of New York.  Mr. Howe is a Certified Financial Examiner and a Certified Insurance Examiner.  The Corporate Governance and Nominating Committee has made Mr. Howe a director nominee due to his extensive experience, specialized knowledge and certification in the areas of insurance regulation and finance and his ability to act as an "audit committee financial expert" as defined by the rules and regulations of the Securities and Exchange Commission (the "SEC").

Bruce G. Kelley has been President and Chief Executive Officer of the Company and of Employers Mutual since 1992 and was Treasurer of Employers Mutual from 1996 until 2000, and of the Company from 1996 until 2001.  He was President and Chief Operating Officer of the Company and of Employers Mutual from 1991 to 1992 and was Executive Vice President of both companies from 1989 to 1991.  Mr. Kelley has been employed by Employers Mutual since 1985 and has been a director of that company since 1984.  Mr. Kelley is also a senior executive officer of the Company's and Employers Mutual's subsidiary and affiliated companies.  The Corporate Governance and Nominating Committee has determined it is optimal for the President and Chief Executive Officer of the Company and of Employers Mutual to serve as a director, and nominated Mr. Kelley to serve in that capacity due to his considerable knowledge of the Company and the insurance industry, as well as his legal background.

Gretchen H. Tegeler is the Executive Director of the Taxpayers Association of Central Iowa, a non-profit organization dedicated to informed public policy and taxpayer advocacy.  Prior to assuming leadership for this organization in 2011, Ms. Tegeler was an independent business and management consultant from 2009-2010, and American Cancer Society Midwest Division Vice President from 2002-2008.  From 1999-2002 Ms. Tegeler was employed by McLeodUSA, a telecommunication firm, as Director of Business Development and Government Relations.  She was employed by the State of Iowa from 1983 until 1999, serving as Chief of Staff to Governor Terry E. Branstad and for eight years as Director of the Iowa Department of Management, the State’s budget, planning/policy development and executive management office.  In that capacity, Ms. Tegeler was responsible for oversight of GAAP-based financial reporting through the State’s Comprehensive Annual Financial Reports.  The Corporate Governance and Nominating Committee has made Ms. Tegeler a director nominee due to her extensive management experience, financial and operational oversight experience and specialized knowledge and experience in strategic planning and public policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED HEREIN.

CORPORATE GOVERNANCE

Board Leadership Structure

For more than ten years, the Company has maintained a policy of separating the roles of Chairman of the Board and Chief Executive Officer.  With the roles of Chairman of the Board and Chief Executive Officer being separate, the Company does not have a lead Independent Director.  During the year ended December 31, 2011, Mr. Carpenter was Chairman of the Board of the Company.  The Chairman of the Board is “independent” under the standards established by the corporate governance rules of the NASDAQ OMX Stock Market (the "NASDAQ") and the rules and regulations of the SEC.  These standards are discussed more fully below.  Mr. Kelley, the Company’s Chief Executive Officer, also serves as President and CEO of Employers Mutual, which presently owns approximately 61% of the outstanding Common Stock of the Company.  Employers Mutual intends to retain ownership of a majority of the Company’s Common Stock for the foreseeable future, thus giving it the right to determine whether or not all of the proposals presented at each Annual Meeting are approved, and enabling it to control the election of the Company’s Board of Directors.  By maintaining a board on which Mr. Kelley is the only member not “independent” under such standards, and on which Mr. Kelley does not serve as Chairman of the Board, the opportunity for the expression of a wider variety of viewpoints and the exercise of objective, independent judgment exists and, it is felt, the interests of all of the Company’s stockholders are best served.

The Board of Directors believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company.  In addition, the Board believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  As a result, the Board of Directors has concluded that having an independent Chairman enhances the effectiveness of the Board as a whole and is an appropriate leadership structure for the Company.

Independence of Directors

The Board of Directors annually assesses the independence of each director nominee.  The NASDAQ prescribes independence standards for companies listed there, including the Company.  These standards require a majority of the Board of Directors to be independent.  They also require every member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee to be independent.  Pursuant to the applicable NASDAQ rule, “Independent Director” means a person other than an Executive Officer (as defined by applicable rule) or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The applicable NASDAQ standards identify various facts and relationships which preclude an individual from being considered to be “independent”.

The Board of Directors, using NASDAQ’s standards for determining the independence of its members, and based upon (i) information furnished by all directors regarding their material relationships with the Company and its affiliates (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and/or its affiliates) and (ii) research conducted by management, has determined that former Board member Raymond A. Michel (who retired from the Board on May 26, 2011) and Board members Carpenter, Crane, Fletcher, Howe and Tegeler are independent directors.

Information about the Board of Directors and its Committees

During the year ended December 31, 2011, the Board of Directors of the Company held four regular meetings.  In 2011, each member of the Board of Directors attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held during the time he or she served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served at the time, with the exception of one member who was unable to attend one Audit Committee meeting.  All of the members of the 2011 Board of Directors attended the Company’s 2011 Annual Meeting, and the Company expects at least a majority of the members of the current Board of Directors to attend the 2012 Annual Meeting.

The Board of Directors of the Company has an Executive Committee and four standing committees:   the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Inter-Company Committee.  Each member of each of the four standing committees is independent.

The Executive Committee members in 2011 were George C. Carpenter III, Bruce G. Kelley (Chair) and Gretchen H. Tegeler.  This Committee has authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions which, under Iowa law and the Company’s By-Laws, require action by the Board of Directors; these include amending the Company’s Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, filling officer vacancies, approving or recommending to the Company’s stockholders a voluntary dissolution or revocation of its Articles of Incorporation, or amending the Company’s By-Laws.  The Executive Committee did not meet during the year ended December 31, 2011.

The Audit Committee in 2011 consisted of Stephen A. Crane, Robert L. Howe and Gretchen H. Tegeler (Chair).  The Board of Directors has determined that Committee member Robert L. Howe qualifies and is designated as an “audit committee financial expert” as defined by the rules and regulations of the SEC.  The functions performed by this Committee are detailed in the Audit Committee Charter, which is available on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx.  Its duties are to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control over financial reporting and audit functions.  The Audit Committee met twelve times during the year ended December 31, 2011.

The Compensation Committee members in 2011 were George C. Carpenter III (Chair), Stephen A. Crane and Raymond A. Michel until May 26, 2011, when Mr. Michel retired from the Board.  For the remainder of 2011 the Compensation Committee consisted of George C. Carpenter III, Stephen A. Crane (Chair) and Jonathan R. Fletcher.  The actions taken by this Committee are set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement, and in the Compensation Committee Report beginning on page 35 of this Proxy Statement.  The Charter of the Compensation Committee is available on the Company’s web site at www.EMCIns.com/ir/Corporate_Governance.aspx.  The Compensation Committee met twice during the year ended December 31, 2011.

The Corporate Governance and Nominating Committee in 2011 consisted of George C. Carpenter III, Robert L. Howe and Raymond A. Michel (Chair) until May 26, 2011, when Mr. Michel retired from the Board.  For the remainder of 2011 the Committee members were George C. Carpenter III (Chair), Stephen A. Crane and Robert L. Howe.  This committee ensures that the Board of Directors of the Company is appropriately constituted to meet its fiduciary obligations to stockholders.  To accomplish this purpose, the Corporate Governance and Nominating Committee assists the Board of Directors in assessing its membership needs, identifies individuals qualified to become members of the Board of Directors and makes recommendations regarding potential director candidates to the Board of Directors.  Criteria for the nomination of a director and the process for consideration of director candidates recommended by stockholders are set forth in the Restated Corporate Governance and Nominating Committee Charter, which is available on the Company’s web site at www.EMCIns.com/ir/Corporate_Governance.aspx.  In considering a nominee for a position on the Company’s Board of Directors, the Corporate Governance and Nominating Committee will seek to identify individuals who, in addition to having a reputation for integrity, honesty and adherence to high ethical standards, also have demonstrated business knowledge, experience and the ability to exercise sound judgment in matters related to current and long-term objectives of the Company, and a willingness and ability to contribute positively to the decision-making process of the Company.  The Corporate Governance and Nominating Committee met twice during the year ended December 31, 2011.

The Company and Employers Mutual have each established an Inter-Company Committee.  None of the three members of the Company’s Inter-Company Committee may be members of Employers Mutual’s Board of Directors, and each is required to be “independent” under the standards described above.  Similarly, Employers Mutual’s Inter-Company Committee consists of three directors of Employers Mutual who are not members of the Company’s Board of Directors.  The members of the Company’s Inter-Company Committee in 2011 were Stephen A. Crane (Chair), Jonathan R. Fletcher and Robert L. Howe until May 26, 2011.  For the remainder of 2011 the Committee members were Jonathan R. Fletcher, Robert L. Howe (Chair) and Gretchen H. Tegeler.  Any new material agreement or transaction between Employers Mutual, and any of its direct or indirect wholly-owned subsidiaries or its affiliate, and the Company, and any of its direct or indirect wholly-owned subsidiaries, as well as any proposed material change to an existing material agreement between such entities, must receive the approval of both Inter-Company Committees.  This approval is granted only if the members of the Company’s Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed material change to an existing agreement, is fair and reasonable to the Company and its stockholders, and the members of Employers Mutual’s Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed change to an existing agreement, is fair and reasonable to Employers Mutual and its policyholders.  The two Inter-Company Committees may meet separately or jointly, but separate votes are always required.  The Company’s Inter-Company Committee met twice during the year ended December 31, 2011.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and to bring to the attention of the Board of Directors the risks which management has determined to be most material to the Company.  The Board of Directors, in turn, has the responsibility to oversee the processes established by management to identify, quantify, prioritize, report, monitor and manage such risks to the Company.

Employers Mutual’s Board of Directors has established an Enterprise Risk Management Committee (the “ERM Committee”) to oversee and provide guidance with respect to the risk management concerns of the family of corporations collectively doing business as EMC Insurance Companies, including the Company and its subsidiaries.  That committee meets regularly, and the minutes of each ERM Committee meeting are provided to each member of the Company’s Board of Directors for review.  Employers Mutual has employees dedicated to enterprise risk management, and the vice president most directly involved in those activities presents a verbal report to the Company’s Board of Directors twice annually regarding risk management.  That officer is also available for questions and discussion at all other Board of Directors meetings.  Through such reports and question and answer sessions, the Board is kept apprised of, and has the opportunity to provide input concerning, the risk management activities of the Company and its subsidiaries.

Pursuant to its Charter, the Audit Committee is also charged with discussing with management the Company’s major policies with respect to risk assessment and risk management.  The Corporate Governance and Nominating Committee considers risks related to the appropriate composition of the Company’s Board of Directors and its committees.  Because the Company has no employees of its own, the Compensation Committee works with three committees of Employers Mutual’s Board of Directors (the Corporate Governance and Nominating Committee, the Senior Executive Compensation and Stock Option Committee and the Employee Benefits Committee) to consider risks related to succession planning, the attraction and retention of talented personnel, and the design of compensation programs and arrangements.  Those latter two committees of Employers Mutual’s Board of Directors also review compensation and benefit plans affecting all employees of Employers Mutual, including the Company’s executive officers.

The Company’s Board of Directors, through its Compensation Committee in consultation with its independent compensation consultant, has determined that Employers Mutual’s compensation policies and practices and its benefit plans do not create risks that are reasonably likely to have a material adverse effect on the Company.  The analysis undertaken to reach that determination is more fully described in the Compensation Committee Report beginning on page 35 of this Proxy Statement.

Board Diversity

The Restated Corporate Governance and Nominating Committee Charter states that among the criteria for nomination as a director of the Company, the value of diversity on the Board of Directors should be considered.  In selecting a director nominee, the Corporate Governance and Nominating Committee focuses on the skills, knowledge, background, educational and professional achievements, breadth of experience and abilities of each nominee, with the goal of providing a slate of director nominees whose individual qualities and personal attributes complement each other and who, as a group, possess the qualifications, skills, business acumen and expertise to fulfill the duties and responsibilities of the Board of Directors.  Director nominees are selected based upon those factors and the other criteria identified in the Restated Corporate Governance and Nominating Committee Charter (which is available on the Company’s web site at www.EMCIns.com/ir/Corporate_Governance.aspx), and are neither chosen nor excluded solely or largely because of race, color, gender, national origin, religion or sexual orientation or identity.  The Company’s directors come from diverse backgrounds and possess differing viewpoints, talents, educational attainments and expertise, including financial, managerial, legal, regulatory, non-profit, governmental and insurance-related experience and skills, which, together with their individual qualities and attributes, contribute to the heterogeneity of the Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Structural Overview

All of the executive officers of the Company, as well as other individuals who devote a portion of their time to performing duties for the Company and its subsidiaries, are employees of Employers Mutual.  Twelve of the Company’s executive officers, together with Employers Mutual’s Vice President – Human Resources, comprised Employers Mutual’s Policy Committee (the “Policy Committee”) in 2011.  Included within that group are the Named Executive Officers (“NEOs”) of the Company whose compensation is disclosed in the Summary Compensation Table found on page 27 of this Proxy Statement.  For calendar year 2011, the Company’s NEOs were Bruce G. Kelley, President and Chief Executive Officer; Mark E. Reese, Senior Vice President and Chief Financial Officer; Kevin J. Hovick, Executive Vice President and Chief Operating Officer; Ronald W. Jean, Executive Vice President for Corporate Development; and Richard K. Schulz, Senior Vice President – Claims.

Because the Company has no employees of its own, it has no payroll and no employee benefit plans.  During 2011, the Company’s three property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company and Illinois EMCASCO Insurance Company) were parties to reinsurance pooling agreements with Employers Mutual.  Two subsidiaries and an affiliate of Employers Mutual were parties to similar reinsurance pooling agreements with Employers Mutual (collectively, the “Pooling Agreement”).  A portion of the compensation expense of Employers Mutual’s employees during 2011 was allocated to the Company’s property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement.  The aggregate participation of these subsidiaries in the Pooling Agreement in 2011 was 30% (unchanged from the previous year), and this percentage represents the approximate portion of the total compensation expense of the NEOs that was allocated to the Company last year.  The compensation paid to Employers Mutual’s employees who performed duties for the Company’s other two subsidiaries (EMC Reinsurance Company and EMC Underwriters, LLC) was not allocated pursuant to the Pooling Agreement, but rather was charged directly to those two subsidiaries.

Process Overview

The process for establishing the compensation of Employers Mutual’s executive officers (including the Company’s NEOs) begins with Mr. Jean, Executive Vice President for Corporate Development of Employers Mutual, who annually develops recommended salary ranges and cash bonus program performance factors for the ensuing year.  In consultation with each executive officer’s supervisor and Mr. Kelley, individual base salary recommendations are also developed.  The process through which recommendations for stock option awards are developed is described below, on pages 14-15 of this Proxy Statement.  Those recommendations are then submitted to the Senior Executive Compensation and Stock Option Committee of Employers Mutual’s Board of Directors (the “Employers Mutual Compensation Committee”) for its consideration, potential modification and approval.  After the compensation packages for the executive officers have been finalized and approved by the Employers Mutual Compensation

Committee, those packages are then submitted to the Company’s Compensation Committee for its independent evaluation, possible modification and approval.

The Company’s Compensation Committee utilizes a compensation consultant to help ensure that the compensation packages approved by the Employers Mutual Compensation Committee are reasonable and appropriate.  The Company’s Compensation Committee retained the Hay Group to serve in this capacity in 2011, and has used the same consulting group annually since 2007.

If the Company’s Compensation Committee does not concur with the compensation packages approved by the Employers Mutual Compensation Committee, its concerns are referred back to the Employers Mutual Compensation Committee for additional study and reconsideration.  Both committees are authorized to meet jointly in an attempt to resolve any continuing differences, but the Company’s Compensation Committee is required by its Charter to take action independently of the actions taken by the Employers Mutual Compensation Committee.  However, because Employers Mutual is the employer, it has the ultimate decision-making authority with respect to compensation packages.  The Company's only recourse in the event of a disagreement with respect to those compensation packages is to state that disagreement and to make the appropriate public disclosures.  In 2011, the compensation recommendations approved by the Employers Mutual Compensation Committee were subsequently approved by the Company’s Compensation Committee, without modification.

Once the base salary component of the compensation packages for the executive officers, including the Company’s NEOs, have been approved by both compensation committees, they are submitted to the full Board of Directors of Employers Mutual for final approval.  Decisions regarding the designation of the cash bonus program performance targets and stock option awards are final upon approval by both compensation committees.

Compensation Program Objectives

The long-standing objective of Employers Mutual’s compensation program has been to provide a level of compensation that will attract and retain highly qualified, motivated executive officers who will enhance the ability of EMC Insurance Companies (which consists of Employers Mutual and all of its subsidiaries and an affiliate, together with the Company and all of its subsidiaries) to continue its long history of financial strength, stability and long-term growth.  This objective is documented in a formal Executive Compensation Policy previously approved by the Employers Mutual Compensation Committee and the Company’s Compensation Committee.  The two compensation committees seek to attain this objective by providing total compensation packages that will not only attract and retain such executive talent, but also reward executive officers for individual performance, thereby enhancing the operating performance of EMC Insurance Companies, as measured by the consolidated statutory-basis financial statements of this group of companies.  Total compensation includes base salary, short-term incentives provided through an annual cash bonus program, long-term incentives provided through stock option awards and, beginning in 2009, a long-term cash bonus incentive program, as well as certain employee and retirement benefits.  Base salary ranges are determined by an annual examination of industry survey results and are intended to compensate executive officers at or near their salary range midpoints.  Incentives are intended to motivate the executive officers to achieve short and long-term performance goals.

Historically, Employers Mutual’s compensation program rewarded its executive officers for increases in the price of the Company’s Common Stock through the issuance of incentive, or qualified, stock options.  However, with the implementation of the 2007 Employers Mutual Casualty Company Stock Incentive Plan (the “2007 Plan”), opportunities for the issuance of both qualified and non-qualified equity awards are now available, and it is anticipated that most, if not all, future awards will be non-qualified equity awards and/or other long-term incentive awards such as restricted shares or performance shares.  No qualified incentive stock options have been awarded since early 2008.

Due to the Company’s structure (a downstream holding company of Employers Mutual with no employees of its own) and the fact that the Company’s operating results represent a relatively small portion of EMC Insurance Companies' total operating results, the compensation of Employers Mutual’s executive officers is not, and cannot be, strictly aligned with the interests of the Company’s stockholders.  However, it is the opinion of management and the Company’s Compensation Committee that the compensation program utilized by Employers Mutual does provide incentives that appropriately align the performance objectives of Employers Mutual’s executive officers with the interests of the Company’s stockholders over a long-term perspective.

The Compensation Program

The compensation of Employers Mutual’s executive officers is provided primarily through the use of three elements:  (i) base salary, (ii) a cash bonus program (which consists of both short and long-term components), and (iii) stock option awards (consisting of both standard and discretionary awards).  Each of these elements is designed to achieve a particular result, as described more fully below.  The combination of these elements is intended to provide an overall compensation package that promotes both individual and collective executive officer behaviors which are reasonably expected to build stockholder value over the long term.  The two elements of Employers Mutual’s compensation program subject to factors directly attributable to the performance of the individual executive officers are (i) base salary and (ii) discretionary stock option awards.  Any compensation received under the cash bonus program (whether short or long term) is provided pursuant to the written guidelines of those plans.  Beginning in 2010, the guidelines for issuing stock option awards were revised to take into account the performance of individual employees (including executive officers), and failure to achieve individual performance objectives under the performance management program (described below) can have a potential negative impact upon the number of standard stock option awards for which an individual employee may be eligible.  The two components of the cash bonus program are the only elements of the compensation program in which corporate performance is taken into account.  However, individual performance objectives of certain executive officers may be based on specific corporate performance factors.

Base Salary.  The base salary is intended to compensate the executive officers for their contributions toward the achievement of identified business objectives, demonstrated leadership skills and overall management effectiveness.  Together with the benefit programs available to all Employers Mutual employees, this component of overall compensation is intended to ensure that the management team is fairly remunerated, and to provide reasonable security to such executives so that they can perform at their best and take prudent risks.  The established salary ranges, the length of time an executive officer has served in his or her position, the relative position of an executive officer’s salary within the salary range and individual performance are the primary factors considered in determining base salary.  Using this information, the Chairman of Employers Mutual’s Board of Directors makes the final base salary recommendation for Mr. Kelley, and the final base salary recommendations for the other NEOs are developed by Mr. Jean, with input from Mr. Kelley.

The performance of each executive officer is measured through a performance management process which is applicable to all employees of Employers Mutual.  Through this performance management process, specific performance objectives are established and communicated to each employee at the beginning of each calendar year.  One or more interim reviews are conducted during the year and, at the end of the year, each individual is evaluated as to whether he or she met, exceeded or failed to achieve each performance objective.  An executive officer’s base salary may also be affected by any demonstrated personal impact that the officer may have had on major issues affecting the overall performance of EMC Insurance Companies, such as significant personal involvement in new corporate initiatives or expansion into new territories.  Mr. Kelley’s performance review (which includes periodic evaluations throughout the year) is conducted by the Chairman of Employers Mutual’s Board of Directors, who then shares the final evaluation with both the Employers Mutual Compensation Committee and the Company's Compensation Committee.

Cash Bonus Program.  The compensation of the executive officers also includes eligibility to participate in (i) the Employers Mutual Senior Executive Compensation Cash Bonus Program (the “Annual Bonus Program”) and (ii) the Employers Mutual Senior Executive Long Term Incentive Plan (the “LTIP”).

Annual Bonus Program.  The Annual Bonus Program is designed to provide short-term incentives based upon the annual financial performance of EMC Insurance Companies.  Any amounts earned under the Annual Bonus Program are based on the statutory-basis consolidated financial statements of EMC Insurance Companies and are determined by the following performance objectives:

•	the actual percentage increase in net written premiums as compared to an established target;
•	the percentage change in policyholders’ surplus of the consolidated group; and
•	the combined trade ratio as compared to both (i) a target ratio for the consolidated group and (ii) the combined trade ratio of the property and casualty insurance industry.

These performance objectives were selected because they are objectively measurable and universally reported by insurance companies (or, in the case of industry-wide results, calculated and reported by rating agencies such as A.M. Best Company).  They also tend to be reliable indicators of successful performance.  The Annual Bonus Program formula places the most emphasis on the combined trade ratio element, followed by the change in policyholders’ surplus and the increase in net written premiums.  The greater emphasis on the combined trade ratio element serves to motivate the executive management team to focus on EMC Insurance Companies’ goal of achieving the best possible underwriting result in light of expected market conditions (and, optimally, an underwriting profit, which is a key measure of successful performance in the property and casualty insurance industry).

The performance targets are aligned with corporate objectives that are established through a planning process involving all the department heads of Employers Mutual prior to the beginning of each year.  If the corporate objectives are projected to generate a statutory-basis “return on equity” of less than a specified goal (generally 12.5%), the combined trade ratio target is reduced (for the purposes of the Annual Bonus Program calculation formula) to a level necessary to achieve that goal, or such other level as may be selected to be reasonably, but not easily, attainable under expected industry and economic conditions for the coming year.  Each performance objective contains a maximum (positive) and minimum (negative) contribution to the cash bonus calculation, with the combined result of the three performance objectives determining the amount of cash bonus earned, if any.

The maximum cash bonus that may be earned by an executive officer is set at 75% of base salary for eligible vice presidents who have been employed by Employers Mutual and have served as a vice president for at least five years, or who are members of Employers Mutual’s Policy Committee (“Qualified Vice Presidents”).  For senior management, this maximum cash bonus percentage is subject to a multiplier ranging from 1.1 for senior vice presidents to 1.2 for executive vice presidents and 1.3 for the president.  In 2011, eligibility for the Annual Bonus Program included eleven additional vice presidents, beyond the current members of the Policy Committee, in recognition of the impact their performance and efforts have on EMC Insurance Companies’ overall financial results.  For those vice presidents who have held their titles for less than five years and do not serve on Employers Mutual’s Policy Committee, the maximum cash bonus percentage is subject to a multiplier of 0.8.  The members of the Company’s Compensation Committee believe that these maximum cash bonus percentages are representative of the contribution that each officer level provides to the financial success of the Company.

Whether or not an executive officer earns a bonus under the Annual Bonus Program is strictly a function of the objective application of the actual financial results to the award formula established under that program.  Except for any individual’s input with respect to the information provided during the corporate planning process, there is no discretion which can be exercised by any executive officer in determining either eligibility for, or the amount of, any award which may be earned under the Annual Bonus Program.  Additionally, as the performance targets utilized in the Annual Bonus Program cannot be influenced or affected by the efforts of any single person, the executive officers do not have the ability to manipulate the outcome or the determination of whether or not an award is earned under that program.

An executive officer terminating employment prior to the end of a year is not eligible for an Annual Bonus Program award based upon that year’s results, except in the case of retirement, death or disability.  In those cases, any Annual Bonus Program award for the executive officer’s final partial year of employment is prorated, based upon actual results for that year.

The Employers Mutual Compensation Committee may, in its discretion, adjust the bonus calculation under the Annual Bonus Program for unusual or extenuating circumstances; however, this discretion has not been exercised for at least the past 10 years.  If bonuses are earned under the Annual Bonus Program, 75% of the cash bonus is paid in late January or early February based upon the preliminary industry combined trade ratio estimate published by A.M. Best Company.  The remaining 25% of the cash bonus is paid when the final industry combined trade ratio is released by A.M. Best Company, generally in March.  The Employers Mutual Compensation Committee may, in its discretion, choose to pay more than 75% of any bonus earned under the Annual Bonus Program in late January or early February if the final industry combined trade ratio will have little or no impact on the bonus calculation.  As discussed more fully below, no bonuses were earned under the Annual Bonus Program for calendar year 2011, based upon application of actual calendar year 2011 financial results to the established award formula.

Long Term Incentive Program (LTIP).  The LTIP is the long-term component of the cash bonus program, and is also based upon EMC Insurance Companies’ statutory-based financial results.  It incorporates the performance objectives and results of the Annual Bonus Program on a rolling three-year basis for calculation purposes.  The LTIP is designed (i) to serve as a motivational tool to help eligible executives focus on achieving specific corporate goals and objectives over a longer term, (ii) to maintain a competitive advantage in the recruitment and retention of senior executives, and (iii) to reward superior results over a longer term, rather than just a single year.  In addition, the LTIP contains an adjustment factor which encourages executive officers to provide adequate notice to Employers Mutual and the Company regarding their retirement plans, as an aid to succession planning.

Because the LTIP uses the bonus calculations from the most recent three years of the Annual Bonus Program, it utilizes the same performance criteria (as discussed above) used by that program.  However, no minimums or maximums are applied to the annual calculations.  The results from the most recent three years of the Annual Bonus Program are averaged, and then multiplied by an adjustment factor (currently 0.5) determined by the Employers Mutual Compensation Committee.  The resulting number, if positive, is the percentage of base salary which may be earned under the LTIP by eligible vice presidents.  The use of an adjustment factor gives the Employers Mutual Compensation Committee the flexibility to change LTIP pay-out levels over the longer term, if it so desires.  Currently, the long-term goal of the LTIP is to provide incentive compensation at approximately one-half the level of incentive payouts under the Annual Bonus Program.  Thus, the adjustment factor is presently set at 0.5, subject to annual review.

In addition to the thirteen members of Employers Mutual’s Policy Committee, eligibility for the LTIP includes all vice presidents of Employers Mutual not covered by a separate long-term bonus program.  In all cases, however, eligibility for an LTIP bonus payment is limited to those executives who have been in the position of vice president or above, and eligible for the Annual Bonus Program, for a minimum of three years.  An executive officer terminating employment prior to the end of a year (for reasons other than retirement, death or disability) is not eligible for any future LTIP payments reflecting that year’s results.  However, retiring executive officers will be eligible to receive LTIP payments during the year of their retirement as well as the next two years, if any LTIP bonuses are paid.  In those cases, each LTIP bonus will be calculated according to the terms and conditions of the program and using the retired executive’s final status as an officer and his or her base salary for the final full calendar year of employment.

Like the Annual Bonus Program, bonus payments under the LTIP are subject to a multiplier ranging from 1.1 for senior vice presidents to 1.2 for executive vice presidents and 1.3 for the president.  Executive officers who become deceased or disabled will continue eligibility based upon a calculation using subsequent years’ results and their final status as an officer.  Following is a schedule of the calculations used to determine LTIP payments for retired, deceased or disabled executive officers:

a.	First payment - 100% of the bonus calculation in the year after last full year of employment (Year 1).
b.	Second payment - 66.67% of the bonus calculation after Year 2.
c.	Third payment - 33.33% of the bonus calculation after Year 3.

Four retired executive officers were eligible for potential payments under the LTIP bonus calculations in 2011.

In order to encourage eligible executive officers to provide adequate notice to Employers Mutual and the Company regarding their retirement plans, the second and third payments (if any) under the LTIP will be multiplied by a factor of 1.50 if retirement notification was provided at least 360 days in advance.  In the case of a shorter advance notice, the multiplier will be prorated downward to the point that a factor of 1.00 will be utilized when retirement notification is provided 180 days or less in advance.

As is true with the Annual Bonus Program, whether or not an executive officer earns a bonus under the LTIP is strictly a function of the objective application of the bonus calculations from the most recent three years of the Annual Bonus Program to the award formula established under the LTIP.

The LTIP provides that the Employers Mutual Compensation Committee may, in its discretion, adjust the bonus calculation due to unusual or extenuating circumstances.  Because this is a relatively new program, that discretion has never been exercised.  The final calculation of the LTIP bonus amounts, if any, will be made, and such bonuses, if any, will be paid after the final industry combined trade ratio for the most recent year is released by A.M. Best Company, generally in March.  However, once the preliminary industry combined trade ratio estimate has been published by A.M. Best Company, the Employers Mutual Compensation Committee may, in its discretion, choose to pay the LTIP cash bonus earlier if the final industry combined trade ratio for the most recent year would have little or no impact on the LTIP calculation.

Stock Options.  The third element of compensation offered to Employers Mutual’s executive officers is intended to provide for long-term incentive opportunities through the use of stock option awards.  The members of both compensation committees believe that superior performance by the executive officers will have a positive impact on the price of the Company’s Common Stock, thereby providing long-term appreciation in the value of the stock options held by the executive officers and linking the interests of the executive officers to the interests of the Company’s stockholders.

Employers Mutual’s current stock incentive plan, like its predecessors, provides that all stock options must be granted at prices equal to the fair market value of the Company’s Common Stock on the date of grant, with that value (hereinafter, “fair value”) determined as the average of the high and low trading prices of the Common Stock on the date of grant.  Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option grant.

The Employers Mutual Compensation Committee and the Company’s Compensation Committee have guidelines which dictate the annual number of standard stock options that can be awarded to all classes of employees, including executive officers.  These standard stock option awards have historically been issued without regard to the performance of EMC Insurance Companies or the participating executives.  As indicated above, however, beginning in 2010, failure to meet individual performance objectives can have a negative impact on the annual number of standard stock options awarded to a participating executive.  For the Company’s NEOs, the annual number of standard stock options that can be awarded is as follows:

Annual Standard Option Award
President and Chief Executive Officer	9,000
Executive Vice President	7,500
Senior Vice President	3,000

In determining recommendations for standard stock option awards, Employers Mutual’s Human Resources Department first reviews the list of eligible employees (approximately 144 in 2011) and the standard award for each position, pursuant to the stock option guidelines.  A three-year average of individual performance evaluation scores is then calculated, and downward adjustments to the standard awards are made if dictated by, and in accordance with, the guidelines.

Employers Mutual’s employees (including the NEOs) may also receive discretionary awards of stock options when conditions or activities of EMC Insurance Companies or the participating employee(s) dictate that an additional award is warranted.  These discretionary awards are totally subjective and are initially recommended by an eligible employee’s supervisor.  Any such recommendations are then reviewed by the chief executive officer in consultation with the head of Employers Mutual’s Human Resources Department.  Agreed-upon recommendations for discretionary awards are submitted to the Employers Mutual Compensation Committee and the Company’s Compensation Committee for further consideration and approval.  Any potential discretionary awards for the chief executive officer would be recommended to the two compensation committees by the Chairman of Employers Mutual’s Board of Directors, who conducts Mr. Kelley’s performance review.  Either committee may also suggest and approve a discretionary award on its own initiative, subject to concurrence by the other committee.  No limits have been imposed on the number of discretionary stock options that may be awarded to an eligible employee, although historically the number of discretionary stock options awarded has not exceeded the number of standard stock options awarded to a grantee (with the exception of a few discretionary stock option awards to employees who are not eligible for standard awards).

Neither Employers Mutual nor the Company presently requires its executive officers to maintain a minimum or expected level of ownership of the Company’s Common Stock.  However, the stock incentive plan is designed to provide the executive officers with performance incentives that are comparable and complementary to the interests of the Company’s stockholders.

Other Compensation.  Employers Mutual’s executive officers also receive other forms of compensation pursuant to certain plans adopted by Employers Mutual (and in some cases formally adopted by the Company’s Board of Directors as well), some of which are generally available to all employees of Employers Mutual (subject to standard eligibility requirements) and some of which are limited to executive officers.

Certain executive officers, including all of the NEOs, receive other compensation in the form of company-paid supplemental disability insurance and reimbursement for financial planning and tax preparation services.  Except for the chief executive officer, the amounts reimbursable for financial planning and tax preparation services are subject to annual limits.  In addition, the chief executive officer and the executive vice presidents are eligible for country club membership allowances and the use of company-owned automobiles, with certain vice presidents also eligible for the use of company-owned vehicles.  Neither the Employers Mutual Compensation Committee nor the Company’s Compensation Committee considers these other forms of compensation in the process of setting compensation pursuant to the three primary elements of compensation discussed above.

Retirement Plans

Defined Benefit Plan. Employers Mutual sponsors a tax-qualified defined benefit retirement plan covering all eligible employees of Employers Mutual (the “Pension Plan”).  Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the “SRP”) covering certain members of its management and highly compensated employees, including the Company’s NEOs.  Both plans contain a traditional defined benefit formula for certain eligible employees, and a cash balance formula for all other eligible employees.  Generally, compensation utilized for pension formula purposes includes base salary and cash bonuses paid.  Matching contributions that employees receive under Employers Mutual’s Board and Executive Non-Qualified Excess Plan (the “BENEP”, which is more fully described on page 18 of this Proxy Statement), as well as amounts resulting from the exercise of stock options, are not included in the calculation of compensation for purposes of the pension benefit.

For long-term employees, the traditional defined benefit formula will produce a significantly larger retirement benefit than the cash balance formula.  This is especially true for executive officers when large cash bonuses are paid in their later years of employment, when base salary and credited years of service are at their highest levels.  In 2008, both compensation committees requested that a study be conducted by Employers Mutual’s Human Resources Department to quantify the potential disparities between the pension benefits available to similarly-situated employees under the two formulas, and the impact of such differences on total aggregate compensation amounts.  As a result of that study, the Employee Benefits Committee of Employers Mutual’s Board of Directors recommended, and Employers Mutual’s full Board of Directors adopted, the Employers Mutual Casualty Company Defined Contribution Supplemental Executive Retirement Plan (“SRP II”), which became effective November 11, 2009.  Although not specifically intended to address the disparities confirmed by the study, the SRP II was designed to provide executive officers, upon reaching normal retirement age (as defined in the plan), with no less than a projected fifty percent replacement amount of final total cash compensation (as defined in the plan, and subject to certain exclusions).  The SRP II is discussed more fully below, beginning on page 17.

Traditional Formula Pension Plan.  Employees employed prior to January 1, 1988 and who were age 50 or older on January 1, 2000, have their benefits determined under the Pension Plan using a traditional defined benefit formula where benefits are based on (i) a percentage of the employee’s average compensation (using the five consecutive pay years that result in the highest average), or (ii) $245,000 for 2011 (the limit set by the Internal Revenue Code of 1986, as amended (the “Code”)), whichever is lower, multiplied by the employee’s credited years of service (maximum of 40 years).  The normal form of benefit is a single life annuity with payment guaranteed for ten years.  Various other types of annuities, as well as a lump sum payment, are also available.  All alternative payment options are the actuarial equivalent of the normal form of benefit.  Normal retirement age is 65, and early retirement can be elected by a participant who has reached age 55.  The benefit paid on early retirement is a percentage of the benefit payable upon normal retirement and ranges from 52% at age 55 to 92% at age 64.

Traditional Formula SRP.  The SRP provides a benefit to an eligible employee whenever 100% of his or her pension benefit under the Pension Plan is not permitted to be funded or paid through the plan because of limits imposed by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.  For those employees eligible under the traditional defined benefit formula in the Pension Plan, the SRP benefit is the benefit as calculated under the formula in the Pension Plan (without regard to compensation or benefit limits and excluding any benefit match under the BENEP), offset by the benefit payable under the Pension Plan.  The accrued benefit under the SRP is calculated as a single life annuity (with ten years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the employee over a period of years, ranging from one year if the present value of the benefit is less than $50,000 to ten years if the present value of the benefit is $450,000 or greater.

Eligible Participants.  The Company’s only NEO who is a participant in the traditional defined benefit formula portion of the Pension Plan and SRP is Mr. Jean.

Cash Balance Formula Pension Plan.  Those employees who were not employed prior to January 1, 1988 or who were not at least age 50 on January 1, 2000 have their pension benefit determined under the cash balance formula in the Pension Plan.  The benefit earned is expressed in the form of an account balance.  Benefit credits accrue monthly at a rate between 3.25% and 13.50% of eligible monthly compensation, with the rate increasing with age.  Interest credits are applied annually at the end of each year to the prior year’s balance and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service).  The normal form of benefit is a lump sum payment, but an annuity is also available.

Cash Balance Formula SRP.  As with those employees eligible for the traditional defined benefit formula in the Pension Plan who accrue additional benefits under the SRP, the employees eligible under the cash balance formula under the Pension Plan accrue benefits under the SRP (using a similar account balance as under the Pension Plan) to the extent that either compensation or benefits are limited in the

Pension Plan by the Code and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.

Eligible Participants.  The Company’s NEOs who are participants in the cash balance formula portion of the Pension Plan and SRP are Messrs. Kelley, Reese, Hovick and Schulz.

Defined Contribution Plan

Employers Mutual sponsors a tax-qualified defined contribution plan (the “401(k) Plan”).  This plan is available to all eligible employees of Employers Mutual.  Under the 401(k) Plan, Employers Mutual matches 50% of the first 6% of covered compensation that an employee defers.  With the exception of the highly compensated group, employee participants can make pre-tax deferrals of up to 50% of their covered compensation to this plan, subject to an annual limit under the Code – for 2011, that limit remained unchanged at $16,500 for those under age 50 and $22,000 for those age 50 and above.

Non-Qualified Excess Plan

Employers Mutual also maintains the BENEP, which allows all executive officers at the level of vice president and above, and all other employees whose base salary is equal to or greater than the Code definition of a highly compensated employee (for 2011, the defined amount remained unchanged at $110,000) to defer up to 75% of their eligible compensation under the BENEP.  Employees who are eligible for the BENEP may also defer some, or all, of their bonus awards, if any, under the Annual Bonus Program, but may not defer any portion of any bonus received under the LTIP.  Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company’s NEOs.

SRP II

As indicated above, Employers Mutual established the SRP II effective November 11, 2009.  It is a non-qualified retirement benefit plan maintained primarily for the purpose of attracting and retaining key executives by providing additional deferred compensation for a select group of designated officers, as determined by a committee of Employers Mutual’s Human Resources Department in its sole discretion.  That committee has determined that the members of Employers Mutual’s Policy Committee are eligible to participate in SRP II.  Under SRP II, a benefit amount, if any, is determined by first calculating a projected fifty percent replacement amount of final total cash compensation (as defined in that plan, and including a participant’s base salary and short-term incentives, but excluding long-term incentives) at normal retirement age (defined as being January 1 after the attainment of age 65), all as determined pursuant to several assumptions set forth in the plan.  That projected fifty percent replacement amount is reduced by the retirement benefits expected to be provided by the following plans and programs:

•	The Defined Benefit Plan (utilizing the applicable formula)
•	Social Security
•	The SRP (utilizing the applicable formula)
•	The 401(k) Plan (employer match contributions only)
•	The BENEP (employer match contributions only)

The annual benefit amount, if any, at normal retirement age determined pursuant to such calculations is then converted to a present value annual catch-up contribution.  For participants with less than 20 years of service, any annual catch-up contribution, as so calculated, is reduced by multiplying such amount by an adjustment factor equal to years of service divided by 20 (rounded to two decimals).  Such contributions are credited to a participant’s retirement/termination account under the BENEP annually.  However, no contributions are made on behalf of a participant who continues working past his or her normal retirement age.

Termination of Employment and Change of Control Issues

Employment Contracts.  Employers Mutual has not entered into any employment contracts with its executive officers.

Stock Option Plans. Under Employers Mutual’s stock option plans, in the event of the termination of employment of a participant for a reason other than death, cause or disability, the participant has the right, for a period of three months from the effective date of termination, to exercise those options previously granted to the extent that they are exercisable on the date of termination.  If, however, the termination of the participant is by reason of retirement, the participant has the right during such three-month period to exercise all options previously granted to the participant, whether or not exercisable on the date of termination, which have not previously been exercised, terminated, lapsed or expired.

If a participant’s employment with Employers Mutual terminated due to a permanent or total disability, the participant has the right, for a period of twelve months from the effective date of his or her termination, to exercise all options previously granted, whether or not exercisable on the date of termination, excluding those previously exercised, terminated, lapsed or expired.  If a participant’s employment is terminated for cause, all unexercised options, whether or not exercisable on the date of termination, immediately terminate.  The standard of whether a participant may be discharged for “cause” requires that there be a determination that there has been (i) a willful and continued failure to substantially perform the participant’s assigned duties; (ii) the willful engagement in conduct which is demonstrably injurious to EMC Insurance Companies monetarily or otherwise, including any act of dishonesty; (iii) the commission of a felony; or (iv) a significant violation of any statutory or common law duty of loyalty.

Upon the death of a participant, the participant’s designated beneficiary or legal representative has the right, for a period of twelve months from the date of death, to exercise the participant’s rights as to all options, whether or not exercisable on the date of death, to the extent not previously exercised, terminated, lapsed or expired.

In addition to an executive officer’s rights upon termination of employment, in the event that there is a “change of control”, all outstanding stock options shall immediately become exercisable in full.  A “change of control” will occur (i) if there has been a merger, consolidation, takeover or reorganization of Employers Mutual or the Company, unless at least 60% of the members of the Board of Directors of the entity resulting from such merger, consolidation, takeover or reorganization were members of the Board of Directors of either Employers Mutual or the Company immediately prior to the event, or (ii) upon the occurrence of any other event that is designated as being a “change of control” by a majority vote of the independent members of the Board of Directors of Employers Mutual.

BENEP. Participants who separate from service or become disabled or die while employed by Employers Mutual receive distributions of their deferred compensation account, in accordance with the payment option selected by them when they enrolled in the plan, upon the occurrence of the qualifying distribution event.  However, no distribution will be made earlier than six months after the date of separation from service with respect to a participant who is a key employee (as defined in the Code).

If Employers Mutual terminates the plan within twelve months of a “change of control”, the deferred compensation account of each participant will become fully payable to the participant in a lump sum.  A “change of control” will occur if (i) a majority of the members of the Board of Directors of Employers Mutual is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election, or (ii) a person or group acquires 40% or more of the total gross fair market value of the assets of Employers Mutual.  The plan is considered terminated only if all substantially similar arrangements are terminated, and all participants under such arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the termination of such arrangements.

The compensation committees believe these “termination of employment” and “change of control” triggers are fair and reasonable to both Employers Mutual and the Company, as well as the participating employees.

Tax Consequences

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation of more than $1.0 million paid to any NEO, excluding the chief financial officer.  Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.  Due to the fact that only 30% of the compensation paid to the Company’s executive officers is allocated to the Company through the Pooling Agreement, the tax deduction limitation imposed by Section 162(m) is not expected to have any impact on the Company for the foreseeable future.

Employers Mutual’s predecessor stock option plans provided favorable tax treatment to the participants in the plans who received incentive stock options.  Under applicable federal tax laws, there are no federal income tax consequences either to Employers Mutual or to the participant upon the grant of an incentive stock option or the exercise of an incentive stock option by the participant, except that, upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the participant holds the shares of the Company’s Common Stock acquired upon exercise of an incentive stock option for the greater of two years after the day the option was granted or one year after the acquisition of the shares, the difference between the aggregate option price and the amount realized upon sale of the Common Stock will constitute long-term capital gain or loss, and the companies in the Pooling Agreement will not be entitled to a federal income tax deduction.  If the shares of Common Stock are disposed of in a sale, exchange or other transaction that constitutes a disqualifying disposition, the participant will recognize ordinary taxable income in an amount equal to the excess of the fair value of the Common Stock purchased at the time of exercise (or, if less, the amount realized upon the sale of the Common Stock) over the total option price, and the companies in the Pooling Agreement will be entitled to a federal income tax deduction equal to such amount, subject to certain federal tax law limitations.

Only non-qualified stock options were granted in 2011, and, as indicated previously, it is anticipated that most, if not all, future awards will also be non-qualified equity awards and/or other long-term incentive awards such as restricted shares or performance shares.  Non-qualified stock options generate regular taxable income to the participant upon exercise of an option, and the companies in the Pooling Agreement will be entitled to a federal income tax deduction equal to the excess of the fair value of the Common Stock purchased at the time of exercise (or, if less, the amount realized upon the sale of the Common Stock) over the total option price.

The 2011 Compensation Process – Discussion and Analysis

As part of the decision-making process for establishing compensation to be paid in 2011, tally sheets for each of the thirteen members of Employers Mutual’s Policy Committee (including the Company’s NEOs) were prepared by Employers Mutual’s Human Resources Department.  For comparison purposes, tally sheets were also prepared for three former executive officers who had retired or resigned during 2010 or in early January 2011.  Each of these tally sheets (which, in the case of the chief executive officer and the executive vice presidents, were also accompanied by that executive officer’s position description) set forth the dollar amount of each component of that executive officer’s total compensation in 2010, including (i) actual base salary; (ii) the cash bonuses paid in 2010 under the Annual Bonus Program (based upon 2009 financial results) and under the LTIP (with those payments being based on 2007, 2008 and 2009 financial results); (iii) Employers Mutual’s matching contributions to the 401(k) Plan and the BENEP on behalf of the executive officer; (iv) increases in the values of the pension plan and SRP benefits, and contributions (if any) to the SRP II; and (v) a break-out of the value of any perquisites received by the executive officer, including (as applicable) premiums paid for excess group life insurance, fees for financial planning and tax preparation services, premiums paid for life and supplemental disability insurance, holiday bonuses and service anniversary gifts, country club dues (as reported on IRS Form W-2), and use of a company-owned automobile (as reported on IRS Form W-2).  A sum total was provided for each of these executive officers, together with a history of the employee’s base salary and cash bonuses earned (if any) under the Annual Bonus Program going back at least ten years, or to the executive officer’s elevation to Employers Mutual’s Policy Committee, if more recent.  The amount of life insurance coverage provided by Employers Mutual for each of these executive officers was shown, as were the amounts of supplemental disability and long-term disability benefits available to each executive officer.  The information provided also set forth projected Pension Plan and SRP account balances for each of the executive officers at age 65.

The tally sheets for each of the executive officers were provided to both Employers Mutual’s Compensation Committee and the Company’s Compensation Committee.  Both compensation committees were also provided with a listing of the compensation levels (base salary and cash bonus only) of the twenty-five most highly compensated employees in 2010, by rank.  This list, which also took into account compensation paid to branch managers under a separate cash bonus program and/or by Employers Mutual’s life insurance affiliate that was not available to the thirteen current Policy Committee members and three former executive officers for whom tally sheets were prepared, was intended to help ensure the continued maintenance of appropriate internal pay equity considerations during the 2011 compensation process.

In connection with their consideration of stock option awards, both of the compensation committees also received “status reports” as of January 20, 2011 on prior stock option grants awarded to each of the thirteen Policy Committee members, with the exception of one Policy Committee member who was a new employee of Employers Mutual and therefore did not possess any stock options.  These reports showed all grants received (going back, in some cases, to 1981) and the dates upon which currently unvested grants would become exercisable.  From the information provided, it was possible for the members of each compensation committee to estimate the value (if any) of all prior stock option grants which had not previously been exercised, terminated, lapsed or expired, and which would be exercisable for a three-month period in the event of the executive officer’s retirement, or for a twelve-month period in the event of such person’s permanent or total disability, or death.  Similarly, such options would be exercisable under the terms of the 2007 Plan (and the predecessor incentive stock option plans) in the event of a “change of control” situation.

The tally sheets, together with the stock option information, were intended to allow the two compensation committees to analyze both the individual elements of compensation (including the mix among the components which make up total compensation) as well as the aggregate amount of the compensation package being awarded to each Policy Committee member.  Both compensation committees recognized that the cash bonus portion of the compensation package for 2011, under both the Annual Bonus Program and the LTIP, would be dependent in whole or in part on future results and thus could only be projected.  However, the compensation committees’ use of purely formulaic methodologies for both components of the cash bonus program, and the fact that the Annual Bonus Program contains various caps, allowed the compensation committees’ members to see what the cash bonus amounts might be under various scenarios, and to determine the maximum possible cash bonus for each Policy Committee member under the respective formulas.

Base Salary.  The 2011 base salary ranges for Employers Mutual’s executive officers were established through a process which started with an analysis of insurance industry salary surveys published by Towers Watson, an actuarial firm, and the Property Casualty Insurers Association of America  (“PCI”), an insurance industry trade association, for calendar years 2009 and 2010.  In addition, an industry salary survey published by Insurance Salary Survey ("ISS") for calendar year 2009 was also utilized.  These survey sources provided salary information for various officer titles and functions that formed the basis for the development of the 2011 salary ranges for the executive officers, through comparison to companies which are similar to Employers Mutual in the type of business in which they are engaged and premium volume. While Towers Watson provided Employers Mutual with a list of participating companies, and then broke down its survey results by both type of business (e.g., property and casualty insurance) and premium volume, it did not identify which of the participating companies fell into the categories deemed by Mr. Jean to be most comparable to Employers Mutual’s operations.  Similarly, while the PCI salary survey results utilized were based upon information provided by member companies of similar premium volume, and over 40% of PCI’s members in the relevant size categories participated in the survey, the identities of the actual participating member companies were not disclosed by PCI.

From these three sources, Mr. Jean selected a best match for each executive officer’s job description.  This matching process is subjective and attempts to take into consideration the duties and responsibilities associated with each job description.  Due to the unique job responsibilities associated with some of Employers Mutual’s executive officer positions, the survey data selected for these positions reflects a blend of various positions contained in the surveys.  Once the executive officer job description matches were completed, the survey data were used to establish the salary ranges.  As has been the case in recent years, unusually high (more than 45% above Employers Mutual’s mid-point) or low (more than 35% below Employers Mutual’s mid-point) values were capped at those limits.

Average salary amounts from each survey for each relevant job description were calculated, and inflation factors of 6.0% for the 2009 data and 3.0% for the 2010 data were applied to those averages to establish inflation-adjusted averages based upon each survey.  Those inflation-adjusted averages were then averaged to develop an indicated 2011 salary range mid-point.  The Employers Mutual Compensation Committee follows a long-standing policy that the established mid-point of a salary range for a given year will not be less than the mid-point utilized in the prior year, and the mid-point will not be allowed to increase more than a pre-established percentage each year (8.0% for 2011).  Once the salary range mid-points were established, a range of compensation for each executive officer was set with the maximum being 120% of the mid-point and the minimum being 80% of the mid-point.  A recommended salary increase was then determined for each executive officer by considering the length of time the person had been in his or her position and the relative position of the person’s salary within his or her salary range, along with the other factors mentioned above.

Both (i) the indicated 2011 salary range mid-points (determined without regard to the minimum and maximum adjustments to which such mid-points were subject, as compared to 2010 salary range mid-points) and (ii) the selected 2011 salary range and mid-points for the executive officers (which take into account such minimum and maximum permissible adjustments) were submitted to the members of the Employers Mutual Compensation Committee and the Company’s Compensation Committee for their review on or about December 16, 2010.  Recommended salary increases for 2011 were presented to the members of the Employers Mutual Compensation Committee on or about January 21, 2011 and a formal presentation concerning the process and rationale for the recommended salary increases was made by management to the Employers Mutual Compensation Committee on January 27, 2011.  All members of the Company’s Compensation Committee were also in attendance at this meeting, which included a discussion and review of the tally sheets prepared for all of the executive officers, including the NEOs, to ensure a proper understanding of the process.

The Employers Mutual Compensation Committee reviewed and discussed the recommended salary increases, with and without management present, during its meeting on January 27, 2011.  The Chairman of Employers Mutual’s Board of Directors provided input regarding Mr. Kelley’s attainment of his performance objectives during a closed session, and Mr. Kelley then joined the meeting to discuss the performance of the other NEOs, and the attainment of their individual performance objectives, for the previous year.  Based upon the salary survey information provided, each executive officer’s tenure and the placement of their 2010 base salary within their respective approved salary range for 2011, as well as the achievement of their performance objectives for the year, the Employers Mutual Compensation Committee on that date approved the base salary increases for 2011 for the Company’s NEOs shown on the following table:

Base Salary Adjustments

Name	Title	2010 Base Salary ($)	2011 Base Salary ($)	Percentage Increase
Bruce G. Kelley	President & CEO	773,552	808,366	4.5%
Mark E. Reese	Sr. Vice President & CFO	234,182	245,908	5.0%
Kevin J. Hovick	Exec. Vice President & COO	235,300	347,828	47.8%
Ronald W. Jean	Exec. Vice President for Corporate Development	432,770	452,270	4.5%
Richard K. Schulz	Sr. Vice President – Claims	235,092	245,674	4.5%

The base salary amounts approved by the Employers Mutual Compensation Committee were presented to the members of the Company’s Compensation Committee for their review on January 27, 2011 and a formal management presentation was made to the Company’s Compensation Committee on January 28, 2011.  The Company’s Compensation Committee then reviewed and discussed the base salary amounts approved by the Employers Mutual Compensation Committee, and subsequently approved them.  The approved salary amounts were submitted to and approved by the Board of Directors of Employers Mutual on March 9, 2011, with retroactive application to January 1, 2011.

Cash Bonus Program

Annual Bonus Program. At its January 27, 2011 meeting, the Employers Mutual Compensation Committee, after reviewing the historical results of the Annual Bonus Program (as reflected on the tally sheets for each executive officer, as described on pages 19-20 of this Proxy Statement) and considering the survey data from the three sources identified above (which set forth paid bonuses as a percentage of base salary), approved maintaining the maximum payout level for the 2011 Annual Bonus Program at 75% of base salary for Qualified Vice Presidents.  This action was approved by the Company’s Compensation Committee on January 28, 2011.

The Employers Mutual Compensation Committee also approved the performance targets to be utilized in determining potential awards under the 2011 Annual Bonus Program at its January 27, 2011 meeting.  These targets, which were reviewed and approved by the Company’s Compensation Committee at its January 28, 2011 meeting, were as follows:

•	Net written premium growth target – 3.0%.

•	Target combined trade ratio – 100.0%.

•	Maximum combined trade ratio – 106.0%.

The net written premium target of 3.0% growth for 2011 was considered a stretch goal, given the continued competitive market conditions predicted for the year, the implementation of an earlier decision to withdraw from personal lines business in several states and the increase of only 0.2% in consolidated net written premiums (compared to a target of 2.5%) which occurred in 2010.  Similarly, the target combined trade ratio of 100.0% was considered a stretch goal, as it would be more difficult to achieve than the 2011 corporate objective of 103.0%, which was the combined trade ratio deemed reasonably attainable under expected economic and market conditions.

In reaching their decisions about the performance targets, the two compensation committees reviewed a projected Annual Bonus Program calculation based upon the 2011 targets and certain estimates (such as anticipated growth of policyholders’ surplus).  Using such targets and estimated numbers in the Annual Bonus Program formula resulted in a projected Annual Bonus Program bonus of 28.1% of salary for Qualified Vice Presidents, which the compensation committees felt was not excessive as compared to the annual cash bonuses paid by the peer group of companies participating in the three compensation surveys described previously.

For calendar year 2011, EMC Insurance Companies reported an increase in net written premiums of 7.9%, a decrease in policyholders’ surplus of 4.3% and a combined trade ratio of 115.7%.  The application of these results to the 2011 Annual Bonus Program formula resulted in the achievement of no cash bonus awards under the Annual Bonus Program for calendar year 2011.  However, because the calculations for the 2011 Annual Bonus Program are a factor in determining any award payable under the LTIP, there follows a summary of the formulas and calculations used to arrive at the 2011 Annual Bonus Program percentage for Qualified Vice Presidents.

The formula for the written premium component of the Annual Bonus Program is as follows:  (percent of actual change in consolidated net written premiums, less the net written premium performance target, plus a 5.0% additive) times a multiplier of 1.5, subject to a minimum bonus contribution of -15.0% and a maximum bonus contribution of 15.0%.  The calculation of the net written premium component for the 2011 Annual Bonus Program was as follows:

Percent of actual change in net written premiums	7.9%
Less the net written premium performance target	(3.0%)
Plus 5.0% additive	5.0%
Total	9.9%
Times multiplier of 1.5	x1.5
Net written premium component	14.9%

The formula for the policyholders’ surplus component of the Annual Bonus Program is as follows:  percent change in policyholders’ surplus times a multiplier of 1.0, subject to a minimum bonus contribution of -20.0% and a maximum bonus contribution of 25.0%.  The calculation of the policyholders’ surplus component for the 2011 Annual Bonus Program was as follows:

Percentage change in policyholders’ surplus	(4.3%)
Times multiplier of 1.0	x 1.0
Policyholders’ surplus component	(4.3%)

The formula for the combined trade ratio component of the Annual Bonus Program is as follows:  (target combined trade ratio minus adjusted EMC combined trade ratio1) plus (maximum combined trade ratio minus target combined trade ratio) times a multiplier of 5.0, subject to a minimum bonus contribution of -40.0% and a maximum bonus contribution of 65.0%.  The calculation of the combined trade ratio component for the 2011 Annual Bonus Program was as follows:

Target combined trade ratio	100.0%
Less adjusted EMC combined trade ratio (1)	(115.7%)
		(15.7%)
Maximum combined trade ratio	106.0%
Less target combined trade ratio	(100.0%)
		6.0%
Total		(9.7%)
Times multiplier of 5.0		x 5.0
Combined trade ratio component		(48.5%)
Combined trade ratio component (capped)		(40.0	%) (2)

(1)
If EMC Insurance Companies’ combined trade ratio is less than the property and casualty insurance industry’s combined trade ratio as published by A.M. Best Company, the difference between EMC Insurance Companies’ combined trade ratio and the industry combined trade ratio is deducted from EMC Insurance Companies’ combined trade ratio, up to a maximum of 3.0 percentage points.  For bonus plan purposes, this calculation is referred to as the “adjusted EMC combined trade ratio”.  For calendar year 2011, EMC Insurance Companies’ combined trade ratio was greater than the industry average, so the adjusted EMC combined trade ratio was the same as the actual combined trade ratio.

(2)
For purposes of the Annual Bonus Program, the combined trade ratio component has a minimum “cap” of (40.0%).  For purposes of the LTIP, this component is uncapped.  The uncapped bonus contribution of the combined trade ratio component, used in the LTIP calculation which follows, is (48.5%).

As previously indicated, adding the three components together (14.9% + (4.3%) + (40.0%)) resulted in a negative number, and thus the achievement of no cash bonus awards under the 2011 Annual Bonus Program.

Long Term Incentive Program (LTIP). At its January 27, 2011 meeting, the Employers Mutual Compensation Committee reviewed the results of the LTIP for the prior year (which was the second year that any payouts could potentially be made under this comparatively new component of the cash bonus program), considered the compensation survey data from the three sources previously identified, and determined that no changes in the LTIP were necessary for 2011.  These actions were approved by the Company’s Compensation Committee on January 28, 2011.

In reaching their determination to leave the LTIP unchanged in 2011, the two compensation committees reviewed a hypothetical LTIP bonus calculation which used actual results from 2009 and 2010, together with the projected Annual Bonus Program calculation for 2011.  This resulted in a projected LTIP bonus of 18.0% of salary for eligible vice presidents.  Again, the compensation committees felt that such projected bonus payments were not out of line with the cash bonuses paid by the peer group of companies participating in the three industry compensation surveys previously described.

In calculating the LTIP bonus at the end of calendar year 2011, results for calendar years 2009, 2010 and 2011 were utilized, as required by the formula.  For calendar year 2009, the uncapped cash bonus percentage under the Annual Bonus Program was 56.1% of base salary for Qualified Vice Presidents.  For 2010, those calculations yielded a figure of 23.5% of base salary for Qualified Vice Presidents and, as discussed in the preceding section, application of 2011 results to the Annual Bonus Program formula resulted in an uncapped cash bonus of (37.9%) [14.9% + (4.3%) + (48.5%)] of base salary for Qualified Vice Presidents.  When the results from those three years are averaged and multiplied by the 0.5 adjustment factor, the LTIP formula resulted in the achievement of a bonus award at the level of 7.0% of base salary for eligible vice presidents.

As president, Mr. Kelley’s bonus was calculated by applying a multiplier of 1.3 to the 7.0% LTIP bonus calculation, resulting in an LTIP bonus of 9.1% of base salary, or $73,561.  As executive vice presidents, the bonuses for Messrs. Hovick and Jean were calculated by applying a multiplier of 1.2 to the 7.0% LTIP bonus calculation, resulting in LTIP bonuses of 8.4% of base salary, or $29,218 for Mr. Hovick and $37,991 for Mr. Jean.  As senior vice presidents, the bonuses for Messrs. Reese and Schulz were calculated by applying a multiplier of 1.1 to the 7.0% LTIP bonus calculation, resulting in LTIP bonuses of 7.7% of base salary, or $18,935 for Mr. Reese and $18,917 for Mr. Schulz.

Stock Options. Standard non-qualified stock option grants for 2011 were approved by the Employers Mutual Compensation Committee on January 27, 2011 and by the Company’s Compensation Committee on January 28, 2011 for Messrs. Kelley, Jean, Reese and Schulz.  Mr. Hovick was initially granted a base award of 40,000 non-qualified stock options in connection with his promotion to Executive Vice President and Chief Operating Officer of the Company and Employers Mutual Casualty Company.  This base award represents the minimum number of stock options commensurate with this position, and should have been reduced by all previously issued stock option awards (including both standard and discretionary) to determine the number, if any, of stock options to be awarded in connection with Mr. Hovick’s promotion.  Through an administrative oversight, the initial award was not reduced by Mr. Hovick’s previously awarded stock options, and Mr. Hovick was granted 40,000 stock options.  Had Mr. Hovick’s previously awarded stock options been taken into account, Mr. Hovick would not have received any of the 40,000 base award stock options, and instead would have received 7,500 standard stock options and been eligible to receive 7,500 discretionary stock options.  To rectify this situation, both compensation committees subsequently rescinded 25,000 of the 40,000 stock options granted to Mr. Hovick in 2011.  This rescission was effective March 1, 2012, prior to the vesting of any of the 2011 stock option awards.

In addition, both committees determined that additional long-term compensation in the form of discretionary non-qualified stock option grants would also be awarded to certain officers of Employers Mutual, including Messrs. Kelley, Jean, Reese and Schulz, with the discretionary awards for those four officers being equal in size to the standard awards.  These discretionary awards had been recommended based upon exceptional individual performance or a special contribution to EMC Insurance Companies’ financial success, as identified by the grant recipient’s supervisor (or, in the case of Mr. Kelley, by the Chairman of Employers Mutual’s Board of Directors) under Employers Mutual’s performance management system.

Consistent with recent practice, the stock option awards were made at least three business days after the February 24, 2011 public release of the Company’s calendar year 2010 earnings.  Pursuant to the terms of Employers Mutual’s 2007 Plan, the exercise price of the stock options is equal to the fair value of the Company’s Common Stock on the March 1, 2011 date of grant (with fair value being equal to the average of the high and low trading prices on that date, which was $24.4050).  This exercise price was subsequently ratified by the full Boards of Directors of the Company and Employers Mutual at meetings held March 7, 2011 and March 9, 2011, respectively.  Messrs. Kelley and Jean received standard grants of 9,000 and 7,500 non-qualified options, respectively, as well as discretionary grants of the same number.  Messrs. Reese and Schulz received standard grants of 3,000 non-qualified stock options each, as well as discretionary grants of the same number.  As indicated above, Mr. Hovick initially received the base award grant (for his new position) of 40,000 non-qualified options and, due to the size of that award, did not receive an additional discretionary grant.  It was later determined that Mr. Hovick should have received a standard grant of 7,500 options and a discretionary grant of the same number.  The subsequent action of the two compensation committees in rescinding 25,000 of the options granted to Mr. Hovick in 2011 resulted in Mr. Hovick ultimately having the same number of stock option awards he would initially have received in 2011 but for the administrative oversight described above.

All non-qualified stock options may be exercised in conjunction with a cashless Sell-To-Cover strategy in which enough shares acquired in the exercise of an option award are sold to cover the cost of the exercise.

None of the NEOs or other executives are parties to employment agreements.  Thus, they are not entitled to contractual payments or benefits upon the occurrence of specified events such as termination of employment (with or without cause) or a “change of control”, except pursuant to the terms of corporate programs, such as the 2007 Plan, which are applicable to all eligible employees of Employers Mutual.  The immediate vesting of stock options which would occur under a “change of control” scenario would also take place for all other employees (roughly 140 in number, or about 6% of Employers Mutual’s workforce) who have outstanding, but unvested, options.  Similarly, all employees who have outstanding, but unvested, stock options would see those options vest immediately upon a termination of employment due to death, disability or retirement.

Following their review and application of the various components of Employers Mutual’s compensation program, as described herein, to the executive officers, the members of the compensation committees determined that the total compensation amounts approved in 2011 for each executive officer (including the Company’s NEOs) both (i) reflected each individual’s respective responsibilities and contributions to the financial success of EMC Insurance Companies, and (ii) provided appropriate incentives to achieve or exceed EMC Insurance Companies’ business and financial objectives.

Based upon the compensation survey information obtained from comparable companies and described elsewhere herein, together with the input received from the Hay Group, it was ultimately decided by the Company’s Compensation Committee that the aggregate compensation amounts derived from the three primary compensation components approved for the Company’s NEOs and other executive officers for 2011, both at projected and maximum potential levels, as well as the mix of compensation components, were appropriate for promoting the interests of the Company’s stockholders.

Advisory “Say on Pay” Vote

At the Annual Meeting of the Company’s stockholders held May 26, 2011, 97.21% of the total shares outstanding and entitled to vote were represented in person or by proxy at the meeting and had the opportunity to provide an advisory vote on the compensation of the Company’s NEOs.  Votes to approve (on an advisory basis) the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narratives in last year’s Proxy Statement, were cast by the holders of 94.66% of those shares.  When abstentions and broker non-votes are excluded, the approval rate from last year’s vote on the compensation of the Company’s NEOs was 99.5%.  If the shares held by Employers Mutual, in addition to abstentions and broker non-votes, are also disregarded, the approval rate from last year’s advisory vote on the compensation of the Company’s NEOs was 98.5%.  Based upon those advisory vote results, the members of the Company’s Compensation Committee have determined that the process for determining the compensation of the Company’s executive officers (including the NEOs), the aggregate compensation amounts derived from the three primary compensation components described above (both at projected and maximum levels), and the mix of compensation components are all supported by the vast majority of the Company’s stockholders, and that no specific actions were required by the Company’s Compensation Committee or the Board during the past year to address compensation-related concerns.

At last year’s Annual Meeting, a separate advisory vote was also conducted regarding the stockholders’ preference as to the frequency of future advisory votes on the compensation of the Company’s NEOs.  While a majority of the votes cast last year expressed a preference for conducting such advisory votes every three years, the Company’s Board of Directors and its Compensation Committee ultimately determined that it would be more appropriate to conduct such advisory votes annually.  This decision corresponds with the frequency preferred by a majority of the Company’s remaining stockholders participating in last year’s advisory vote, after the votes cast by Employers Mutual (the Company’s controlling stockholder) are excluded.  Accordingly, Proposal No. 2 in this Proxy Statement provides our stockholders with the opportunity to vote, on an advisory basis, on the compensation of the Company’s NEOs.

Summary Compensation Table

The amounts reported in the Summary Compensation Table reflect the total amount of compensation received by the Company’s NEOs during 2011, 2010 and 2009.  The aggregate participation of the Company’s property and casualty insurance subsidiaries in the Pooling Agreement during 2011, 2010 and 2009 was 30% and this percentage represents the approximate portion of the total compensation amounts described below which were allocated to the Company during these years.

Name and Principal Position	Yr	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change In Pension Value and Non- qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Bruce G. Kelley President & CEO	2011 2010 2009	808,366 773,552 740,220	16,740 10,800 22,500	73,561 314,062 679,522	210,594 240,645 137,172	265,769 266,509 235,161	1,375,030 1,605,568 1,814,575
Mark E. Reese Senior Vice President & CFO	2011 2010 2009	245,908 234,182 223,028	31,620 14,220 16,560	18,935 80,558 173,292	52,088 58,389 36,975	36,909 28,635 33,337	385,460 415,984 483,192
Kevin J. Hovick Executive Vice President & COO	2011 2010 2009	347,828 235,300 225,160	13,950 1,800 18,960	29,218 80,944 174,950	71,505 67,235 39,697	178,103 41,950 49,428	640,604 427,229 508,195
Ronald W. Jean Executive Vice President for Corporate Development	2011 2010 2009	452,270 432,770 414,128	13,950 9,000 23,400	37,991 161,856 350,766	826,908 890,024 371,464	52,913 57,643 65,202	1,384,065 1,551,293 1,224,960
Richard K. Schulz Senior Vice President - Claims	2011 2010 2009	245,674 235,092 225,030	5,580 1,800 13,572	18,917 80,872 174,787	54,806 63,242 37,059	197,380 199,792 140,946	522,357 580,798 591,394

(1)
These amounts represent the grant date fair value of option awards made by Employers Mutual under its 2007 Plan, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.  See Note 13 of the Notes to Consolidated Financial Statements contained in the Company’s 2011 Annual Report to Stockholders for the assumptions used by Employers Mutual to estimate the fair value of the option awards.

(2)
These amounts represent the cash bonuses earned under the Annual Bonus Program and the LTIP.  The 2010 and 2009 bonus amounts earned under the Annual Bonus Program were paid, or deferred at the election of the named executive officer, on January 31, 2011 and February 1, 2010, respectively.  The 2011, 2010 and 2009 bonus amounts earned under the LTIP were paid on February 7, 2012, April 1, 2011 and April 1, 2010, respectively.

(3)
These amounts represent the aggregate increase in the actuarial present value of accumulated benefits under Employers Mutual’s qualified pension plan and non-qualified supplemental retirement plan.  There were no above-market or preferential earnings on any deferred compensation amounts.

(4)	The following table identifies and quantifies each item of compensation included in the All Other Compensation column for 2011:

	Employer Contributions To
Name	401(k) Plan ($) (a)	Non- Qualified Plans ($) (a)	Perquisites ($) (b)	Company Paid Insurance Premiums ($)	Income from Exercise of Non-qualified Stock Options ($)	Holiday Bonuses ($)	Total ($)
Bruce G. Kelley	7,350	219,373	27,648	11,398	-	-	265,769
Mark E. Reese	7,350	21,926	1,338	6,187	-	108	36,909
Kevin J. Hovick	7,350	123,817	35,619	11,150	-	167	157,103
Ronald W. Jean	7,350	22,614	7,895	15,054	-	-	52,913
Richard K. Schulz	7,350	164,214	-	11,383	14,265	168	197,380

(a)
These amounts represent matching contributions made by Employers Mutual under its 401(k) plan and the BENEP, and supplemental retirement benefits, if any, received under the SRP II.  Amounts attributable to the BENEP match and the SRP II, if any, are contained in the “Non-Qualified Deferred Compensation Table” on page 34 of this Proxy Statement.

(b)	These amounts represent the aggregate incremental cost Employers Mutual incurred to provide the listed benefits, which were calculated as follows:

Company-Owned Auto – Total business miles driven in 2011 were multiplied by the IRS reimbursable rate for personal auto usage (55 cents per mile for 2011) and this amount was subtracted from the costs incurred to own and operate the company-owned auto during 2011.  The depreciation amount used in this calculation was based on the actual purchase price of the auto, with an estimated useful life of four years.  In 2011, personal auto usage amounted to $6,624 for Mr. Kelley, $3,590 for Mr. Hovick and $7,827 for Mr. Jean.

Club Membership Fees – The total amount paid for country club and dinner club membership fees was reported as the aggregate incremental cost because the memberships are not used exclusively for business entertainment purposes.  In 2011, membership fees amounted to $6,296 for Mr. Kelley and $25,908 for Mr. Hovick.  The amount for Mr. Hovick includes a $21,000 initiation fee.

Spousal Travel – These amounts reflect additional transportation costs, program fees and meal expenses incurred by Employers Mutual when the named executive officer’s spouse accompanied him on business trips.  In 2011, spousal travel amounted to $5,713 for Mr. Kelley, $588 for Mr. Reese, $5,721 for Mr. Hovick and $68 for Mr. Jean.

Grants of Plan-Based Awards

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Under- lying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Option Awards ($)(4)
			Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)
Bruce G. Kelley	- 3/1/11	- 1/28/11	- -	484,000 -	1,059,000 -	- 18,000	- 24.405	- 24.43	- 16,740
Mark E. Reese	- 3/1/11	- 1/28/11	- -	125,000 -	273,000 -	- 6,000	- 24.405	- 24.43	- 31,620
Kevin J. Hovick	- 3/1/11	- 1/28/11	- -	188,000 -	416,000 -	- 15,000	- 24.405	- 24.43	- 13,950
Ronald W. Jean	- 3/1/11	- 1/28/11	- -	250,000 -	547,000 -	- 15,000	- 24.405	- 24.43	- 13,950
Richard K. Schulz	- 3/1/11	- 1/28/11	- -	125,000 -	272,000 -	- 6,000	- 24.405	- 24.43	- 5,580

(1)
These amounts represent potential cash bonus awards available under the Annual Bonus Program and the LTIP for 2011.  The target amounts represent the amount of bonus that would be earned by each named executive officer if the performance targets for the two performance objectives in the Annual Bonus Program that have targets (production increase and combined trade ratio) were reached.  The third performance objective contained in the Annual Bonus Program, which measures the percentage change in statutory surplus for the year, does not have a performance target.  The calculation of the 2011 target amount for this component of the bonus plan reflects the amount of bonus that would be generated by this objective in 2011 based on a projected 5.6% increase in surplus, which was the amount used in materials presented to the two compensation committees during their review of the projected executive bonus calculations for 2011 using projected results for EMC Insurance Companies and the insurance industry.  The target amount for the LTIP represents the projected bonus amount using actual results for 2009 and 2010, and the projected amount for 2011.

(2)
These amounts represent standard and discretionary, if any, non-qualified stock option grants.  See the discussion contained under the heading “Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information regarding Mr. Hovick’s award.

(3)
Under the terms of Employers Mutual’s 2007 Plan, the exercise price for option awards is based on the average of the high and low trading prices of the Company’s Common Stock on the date of grant, rather than the closing price.

(4)
The expected term of options granted to individuals who are, or will be, eligible to retire prior to the completion of the normal vesting period are adjusted to reflect the potential accelerated vesting period.  The expected volatility is computed using historical daily prices for the period approximating the expected term.  The grant date fair value of the individual options awarded in 2011 was $0.93 for Mr. Kelley, $5.27 for Mr. Reese, $0.93 for Mr. Hovick, $0.93 for Mr. Jean and $0.93 for Mr. Schulz.

Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table

Stock Options.  Employers Mutual’s executive officers are eligible for stock option awards that are intended to provide long-term incentive opportunities.  Employers Mutual’s 2007 Plan, as well as its predecessor stock option plans, provide that all stock options must be granted at prices equal to the fair value of the Company’s Common Stock on the date of grant, with fair value determined as the average of the high and low trading prices of the Common Stock on the date of grant.  Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option award; however, all unvested option awards automatically vest upon a participant’s retirement.

The 2011 option awards reflect a standard non-qualified stock option grant and a discretionary non-qualified stock option grant to all named executive officers.  Mr. Hovick was initially awarded a base award of 40,000 non-qualified stock options in connection with his promotion to Executive Vice President and Chief Operating Officer of the Company and Employers Mutual Casualty Company.  This base award represents the minimum number of stock options commensurate with this position, and should have been reduced by all previously issued stock option awards (including both standard and discretionary) to determine the number, if any, of stock options to be awarded in connection with Mr. Hovick’s promotion.  Through an administrative oversight, the initial award was not reduced by Mr. Hovick’s previously awarded stock options, and Mr. Hovick was granted 40,000 stock options.  Had Mr. Hovick’s previously awarded stock options been taken into account, Mr. Hovick would not have received any of the 40,000 base award stock options, and instead would have received 7,500 standard stock options and been eligible to receive 7,500 discretionary stock options.  To rectify this situation, both compensation committees subsequently rescinded 25,000 of the 40,000 stock options granted to Mr. Hovick in 2011.  This rescission was effective March 1, 2012, prior to the vesting of any of the 2011 stock option awards.

All non-qualified stock options may be exercised in conjunction with a cashless Sell-To-Cover strategy in which enough shares acquired in the exercise of an option award are sold to cover the cost of the exercise.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Bruce G. Kelley	5,000 6,000 14,430 *16,200 *7,200 *3,600 -	- - - *10,800 *10,800 *14,400 *18,000	16.8750 22.2800 19.3500 23.4670 18.8650 20.6750 24.4050	2/7/2013 2/6/2014 3/1/2015 3/5/2018 3/3/2019 3/1/2020 3/1/2021
Mark E. Reese	1,500 2,000 1,000 6,000 3,000 2,400 1,800 *2,400 *1,200 -	- - - - - 600 1,200 *3,600 *4,800 *6,000	18.3000 16.8750 22.2800 19.3500 24.6000 25.4550 23.4670 18.8650 20.6750 24.4050	2/1/2012 2/7/2013 2/6/2014 3/1/2015 3/1/2016 3/9/2017 3/5/2018 3/3/2019 3/1/2020 3/1/2021
Kevin J. Hovick	5,000 5,000 1,000 6,000 3,000 2,400 1,800 *2,400 *600 -	- - - - - 600 1,200 *3,600 *2,400 *15,000	18.3000 16.8750 22.2800 19.3500 24.6000 25.4550 23.4670 18.8650 20.6750 24.4050	2/1/2012 2/7/2013 2/6/2014 3/1/2015 3/1/2016 3/9/2017 3/5/2018 3/3/2019 3/1/2020 3/1/2021
Ronald W. Jean	10,000 5,000 4,635 11,506 *9,000 *6,000 *3,000 -	- - - - *6,000 *9,000 *12,000 *15,000	18.3000 16.8750 22.2800 19.3500 23.4670 18.8650 20.6750 24.4050	2/1/2012 2/7/2013 2/6/2014 3/1/2015 3/5/2018 3/3/2019 3/1/2020 3/1/2021
Richard K. Schulz	17,791 3,000 2,124 600 *720 - *600 -	- - 1,200 1,200 *480 *5,220 *2,400 *6,000	19.3500 24.6000 25.4550 23.4670 23.4670 18.8650 20.6750 24.4050	3/1/2015 3/1/2016 3/9/2017 3/5/2018 3/5/2018 3/3/2019 3/1/2020 3/1/2021

(1)
Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option award.  All unvested stock options automatically vest upon retirement of the named executive officer.

*      Non-qualified stock options.

Option Exercises

	Option Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Bruce G. Kelley	4,000	9,140
Mark E. Reese	-	-
Kevin J. Hovick	-	-
Ronald W. Jean	-	-
Richard K. Schulz (1)	4,689	19,157

(1)	3,480 of the options exercised by Mr. Schulz in 2011 were non-qualified, which generated $14,265 of taxable income.

Pension Benefits
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)
Bruce G. Kelley	Pension Plan Supplemental Retirement Plan	26 26	780,194 1,391,581
Mark E. Reese	Pension Plan Supplemental Retirement Plan	26 26	446,775 68,489
Kevin J. Hovick	Pension Plan Supplemental Retirement Plan	32 32	516,967 91,190
Ronald W. Jean	Pension Plan Supplemental Retirement Plan	32 32	1,618,911 2,542,566
Richard K. Schulz	Pension Plan Supplemental Retirement Plan	12 12	282,067 77,485

(1)
The number of years of credited service for Messrs. Kelley, Reese, Hovick and Schulz is not relevant in the calculation of their pension benefits because their benefits are determined under the cash balance formula in the pension and supplemental retirement plans.

Employers Mutual sponsors a tax-qualified defined benefit plan covering all eligible employees of Employers Mutual (the “Pension Plan”).  Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the “SRP”) covering certain of its management and highly compensated employees, which group includes the Company’s NEOs.  The SRP provides a benefit to eligible employees whenever 100% of their pension benefit under the Pension Plan is not permitted to be paid through the Pension Plan because of limits imposed by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.

Both plans contain a traditional defined benefit formula pension benefit (traditional formula) for certain eligible employees, and a cash balance formula for all other eligible employees.  Employees employed prior to January 1, 1988 and who were 50 years old, or older, on January 1, 2000, have their benefits determined under the Pension Plan and SRP using the traditional formula, based on a combination of average pay and years of service.  Employees who do not meet this criteria have their pension benefit determined under the cash balance formula in the Pension Plan and SRP.  For long-term employees, the traditional formula will produce a significantly larger retirement benefit than the cash balance formula.  This is especially true for executive officers when large cash bonuses are paid in their later years of employment, when base salary and credited years of service are at their highest levels.  Mr. Jean has his Pension Plan and SRP benefits determined using the traditional formula.  Messrs. Kelley, Reese, Hovick and Schulz have their Pension Plan and SRP benefits determined using the cash balance formula.

Normal retirement age for participants under the Pension Plan’s and SRP’s traditional formula is age 65.  Early retirement can be elected by a participant who has reached age 55.  The benefit paid on early retirement is a percentage of the benefit that would be payable upon normal retirement and ranges from 52% at age 55 to 92% at age 64.  Mr. Jean is currently eligible for early retirement at 81% of his normal retirement benefit.  There are no early or normal retirement ages for participants under the cash balance formula in the Pension Plan and SRP.  Upon completion of three years of service or upon the attainment of age 55, a participant’s retirement benefit becomes vested and the participant is entitled to receive the current value of his or her retirement account upon termination of employment for any reason, including retirement.

The normal form of benefit under the Pension Plan’s traditional formula is a single life annuity with payment guaranteed for ten years.  Various other types of annuities, as well as a lump sum payment, are also available.  The accrued benefit under the SRP’s traditional formula is calculated as a single life annuity (with ten years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the employee over a period of one to ten years, depending on the amount of the benefit.  The normal form of benefit under the Pension Plan’s and SRP’s cash balance formula is a lump sum payment, but an annuity is also available.  All alternative payment options are the actuarial equivalent of the normal form of benefit.

Generally, compensation utilized for pension formula purposes includes base salary and cash bonuses paid.

The actuarial valuation method used to determine the present value of accumulated retirement benefits is the unit cost method, which is the same method used to calculate the Company’s accumulated benefit obligation under FASB ASC Topic 715.  Inherent in the actuarial valuation of retirement benefits are several key assumptions, including the discount rate and the expected long-term rate of return on plan assets.  For a discussion of the key assumptions utilized by the Company to value retirement benefits, see the heading entitled “Critical Accounting Policies” contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s 2011 Annual Report to Stockholders.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Employer BENEP Contributions in Last FY ($)	Employer SRP II Contributions in Last FY ($)	Total Employer Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Bruce G. Kelley	40,418	40,418	178,955	219,373	(29,128)	-	1,561,180
Mark E. Reese	36,886	12,295	9,631	21,926	(6,324)	-	506,704
Kevin J. Hovick	24,348	17,391	106,426	123,817	(13,594)	-	425,363
Ronald W. Jean	22,614	22,614	-	22,614	(13,610)	-	642,035
Richard K. Schulz	12,284	12,284	151,930	164,214	(11,792)	-	876,110

(1)	These amounts are included as compensation income in the Summary Compensation Table under the “All Other Compensation” column.

Non-Qualified Deferred Compensation

Employers Mutual also maintains the BENEP, which allows all executive officers at the level of vice president and above, and all other employees whose base salary is equal to or greater than the Code definition of a highly compensated employee (for 2011 - $110,000) to defer up to 75% of their eligible compensation under the BENEP.  Employees who are eligible for the BENEP may also defer some, or all, of any bonus received under the Short Term Bonus Program, but may not defer any portion of any bonus received under the LTIP.  Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company’s NEOs.

Effective November 11, 2009, Employers Mutual established the Employers Mutual Casualty Company Defined Contribution Supplemental Executive Retirement Plan (“SRP II”), which provides additional deferred compensation for a select group of designated officers.  Under the SRP II, a benefit amount, if any, is calculated based on the present value of 50% of the officer’s projected total cash compensation at normal retirement, reduced by other retirement benefits provided.  If the officer has less than 20 years of service, the contribution is adjusted on a pro-rata basis.

Effective July 1, 2001, Employers Mutual established the Option It! Deferred Bonus Compensation Plan (the “Option It! Plan”).  The Option It! Plan allowed executive officers to defer some or all of their cash bonus awards until January 1, 2005, when that plan was amended to comply with the requirements of Section 409A of the Code.  Due to changes in the applicable law, it became necessary to freeze the Option It! Plan, thus prohibiting any new contributions to that plan.  The changes in the applicable law also limited the investment options of the participants in such plans; so, on June 30, 2007, the Option It! Plan was terminated.  Employers Mutual created a new deferred compensation plan effective July 1, 2007, known as the Board and Executive Non-qualified Excess Plan II (the “BENEP II Plan”).  Participants in the Option It! Plan were permitted to take cash settlements from the Option It! Plan or roll the deferred compensation into the new BENEP II Plan.  The BENEP II Plan is frozen to new deposits, but allows participants greater investment options compared to the Option It! Plan.  Mr. Reese has deferred compensation in the BENEP II Plan.

COMPENSATION COMMITTEE REPORT

As reported above, the Compensation Committee of the Board of Directors is comprised of three members.  All members of the Compensation Committee are independent under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC.  The Compensation Committee’s duties and responsibilities are described in a written charter, which may be viewed on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx.

The Compensation Committee met on January 28, 2011 with a representative of the Hay Group, who reviewed the reporting requirements governing the Company’s compensation policies and practices as they relate to risk management.  The Compensation Committee members then discussed current compensation practices for all of Employers Mutual’s employees.  During this discussion, it was noted that all base salaries, including executive officer base salaries, are based on comparative compensation survey information.  As a result, the base salaries paid to Employers Mutual’s employees were not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

Employers Mutual’s bonus plans were then reviewed.  Following is a summary of those discussions:

1.
Contingent Salary Plan (CSP) – The CSP is available to all employees of Employers Mutual who were employed during the plan year and who remain employed (or are retired, disabled or deceased) at the end of the plan year.  Eligible employees receive a contingent salary payment equal to a percentage of their base salary (up to a maximum of 10%) in March, if the statutory combined trade ratio for the previous year meets the criteria previously established for the year.  The actual payment percentage is determined by a formula for the plan year that is based on the difference between the statutory combined trade ratio achieved and the target ratio for the plan year.  Employees eligible for other bonus programs (including the NEOs under the Annual Bonus Program) receive the larger of the “bonus” or the “contingent salary payment” for the plan year, but not both.  No contingent salary payments were made in March 2012, based upon 2011 results.  Because payments, if any, under the CSP are based solely on the statutory combined trade ratio of the consolidated group, payments under this plan are focused on profitability rather than growth, and are therefore not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

2.
Annual Bonus Program – As previously noted, bonus payments under this plan are based on three separate performance objectives, with the most emphasis placed on the statutory combined trade ratio, followed by the change in policyholders’ surplus and the increase in net written premium.  As a result, bonus payments under this plan are primarily focused on profitability rather than growth.  It was also noted that a very limited number of employees are eligible for this bonus plan and that each participant’s bonus is capped at a predetermined percentage of his or her base compensation.  In addition, the bonus is not tied to the price of the Company’s stock, which eliminates any risks related to short-term price changes.  Based on this discussion, it was determined that bonus payments under this plan are not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

3.
LTIP – This plan is identical to the Annual Bonus Program, except that the LTIP calculations are based on a rolling three-year average and no minimums or maximums are applied to the annual calculations.  Since the performance objectives for this plan are the same as those utilized in the Annual Bonus Program, the discussion points and conclusions reached for the Annual Bonus Program apply to the LTIP as well.

4.
Individual Bonus Plans – These bonus plans, which are applicable to the branch managers and the heads of various subsidiary companies, are based on the profitability of the operations they oversee and the dollars involved are not considered material.  As a result, it was determined that bonus payments under these plans are not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

Benefit plans were not discussed due to the fact that the benefit plans, with the exception of the BENEP and the SRP II, are provided to all employees.  The BENEP provides a 5% company match on the first 5% of compensation deferred by executive officers.  The SRP II was implemented in 2009 for the purpose of attracting and retaining key executives by providing additional deferred compensation to achieve a targeted 50% replacement ratio of retirement income to cash compensation at the time of retirement.  The benefits provided under the SRP II are based on market data provided by the Hay Group.  The Compensation Committee was advised that the costs associated with the BENEP and SRP II are not material, and are therefore not deemed by management to create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and discussed such disclosures with management of the Company.  Based on its review and discussions with management, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Proxy Statement and in the Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission.

The undersigned members of the Compensation Committee have submitted this report.

Compensation Committee
George C. Carpenter III
Stephen A. Crane, Chair
Jonathan R. Fletcher

Compensation Committee Interlocks and Insider Participation

The non-employee directors who currently serve as members of the Compensation Committee are identified above.  No member is a former or current officer or employee of the Company or any of the Company’s subsidiaries.  To the Company’s knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of the Proxy Statement pursuant to applicable SEC regulations.  No executive officer of the Company has served on the board of directors or compensation committee of any company that has, or has had, one or more of its executive officers serving as a director of the Company.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)
George C. Carpenter III	63,000	-	63,000
Stephen A. Crane	74,500	5,789	80,289
Jonathan R. Fletcher	54,500	14,609	69,109
Robert L. Howe	75,000	9,984	84,984
Raymond A. Michel(2)	9,000	-	9,000
Gretchen H. Tegeler	80,500	6,664	87,164

(1)
Non-employee directors of the Company are eligible to participate in Employers Mutual’s 2003 Non-Employee Director Stock Option Plan.  Under this plan, directors are granted an option each year to purchase the Company’s Common Stock in an amount up to 100% of their annual retainer, at an option price equal to 75% of the fair value of the Common Stock on the option exercise date.  The amounts reported for Mr. Crane, Mr. Fletcher, Mr. Howe and Ms. Tegeler reflect the discount received on the purchase of 1,000, 2,800, 2,013 and 1,478 shares, respectively, of the Company’s Common Stock under this plan.

(2)	Mr. Michel retired from the Company’s Board of Directors on May 26, 2011.

In 2011, each member of the Company’s Board of Directors who was not an officer or employee of the Company was paid $2,000 ($1,500 prior to May 26, 2011), plus expenses, for each board meeting, committee meeting or day of continuing education attended, plus a $30,000 annual retainer.  In addition, the chair of the Audit Committee was paid a $10,000 annual fee, the chair of the Board of Directors was paid a $10,000 annual fee, and the chairs of all other board committees were paid a $4,000 annual fee.  Non-employee directors are eligible to defer some or all of their board or committee fees into the BENEP.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information related to compensation plans under which the Company’s equity securities are authorized for issuance to employees of Employers Mutual and non-employee directors of Employers Mutual and its subsidiaries and affiliate, and the Company, as of December 31, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,462,095	$21.96	2,292,453
Equity compensation plans not approved by security holders (2)	-	-	155,467
Total	1,462,095	$21.96	2,447,920

(1)
Consists of Employers Mutual’s 2007 Stock Incentive Plan, 2003 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan and 2008 Employee Stock Purchase Plan.  The number of securities remaining available for future issuance under equity compensation plans does not include the 1993 Incentive Stock Option Plan because options can no longer be issued under this plan.

(2)	Consists of Employers Mutual’s 2003 Non-Employee Director Stock Option Plan.

For a description of each plan, see note 13 of Notes to Consolidated Financial Statements under Part II, Item 8 of Form 10-K.

AUDIT COMMITTEE REPORT

As previously noted, the Audit Committee of the Board of Directors is composed of three members.  All members of the Audit Committee are independent under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC.  The Audit Committee’s responsibilities are described in a written charter, which may be viewed on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Management is responsible for the internal controls and financial reporting processes of the Company.  The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report to the Company’s stockholders and Board of Directors on the results of this audit.  The independent registered public accounting firm is also responsible for performing an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report to the Company’s stockholders and Board of Directors on the results of this audit.  The Audit Committee’s responsibility is to monitor and oversee these processes.

At each of its twelve meetings during calendar year 2011, the Audit Committee met and held discussions with management.  Four of these meetings included sessions at which management was not present.  Ernst & Young LLP (“Ernst & Young”), the Company's independent registered public accounting firm, attended and was included in the discussions at all twelve of the Audit Committee meetings.  The Audit Committee discussed with Ernst & Young the results of its audit of the consolidated financial statements and its assessment of the effectiveness of the Company’s internal control over financial reporting.

During 2011, management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002.  The Audit Committee was kept apprised of the Company’s progress by management and Ernst & Young at each regularly scheduled Audit Committee meeting.  Management provided the Audit Committee with a report of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee reviewed management’s and Ernst & Young’s evaluations of the effectiveness of the Company’s internal control over financial reporting to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  The Audit Committee also reviewed and discussed the consolidated financial statements with management and Ernst & Young.  In addition, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380 – Communication with Audit Committees), as adopted by the PCAOB in Rule 3200T.

Ernst & Young provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the PCAOB (Communication with Audit Committees Concerning Independence), and the Audit Committee reviewed with Ernst & Young that firm’s independence.  The Audit Committee determined that the non-audit services provided by Ernst & Young to the Company during calendar year 2011 were compatible with maintaining its independence.

Based on the Audit Committee’s discussions with management and Ernst & Young, the Audit Committee’s review of the representations of management and the reports of Ernst & Young, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC for the year ended December 31, 2011.  The Audit Committee also has recommended that the stockholders ratify the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm for calendar year 2012.

Audit Committee
Stephen A. Crane
Robert L. Howe
Gretchen H. Tegeler, Chair

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following information is furnished as to the Common Stock of the Company owned beneficially as of March 27, 2012, by each of the Company’s directors and NEOs individually, and the directors and “executive officers” of the Company (as designated by the Company’s Board of Directors) as a group.  The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the SEC regarding such ownership.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
George C. Carpenter III	5,490		*
Stephen A. Crane	3,000		*
Jonathan R. Fletcher	3,300		*
Kevin J. Hovick	33,946	(2)	*
Robert L. Howe	6,323		*
Ronald W. Jean	72,352	(3)	*
Bruce G. Kelley	219,760	(4)	1.71%
Mark E. Reese	28,160	(5)	*
Richard K. Schulz	32,014	(6)	*
Gretchen H. Tegeler	3,248		*
All Directors and Executive Officers as a Group (21 persons, including those listed above)	551,451	(7)	4.28%

*Less than one percent

(1)	All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2)	Kevin J. Hovick directly owns 3,746 shares of Common Stock and has presently exercisable options to purchase 30,200 shares, which shares are included in the table.

(3)	Ronald W. Jean directly owns 21,211 shares of Common Stock and has presently exercisable options to purchase 51,141 shares, which shares are included in the table.

(4)
Bruce G. Kelley owns 123,869 shares of Common Stock directly and 27,261 shares indirectly.  Of the 27,261 shares indirectly owned, 1,500 are owned by his spouse and 25,761 are owned by his children.  In addition, he owns presently exercisable options to purchase 68,630 shares, which shares are included in the table.

(5)	Mark E. Reese directly owns 3,560 shares of Common Stock and has presently exercisable options to purchase 24,600 shares, which shares are included in the table.

(6)	Richard K. Schulz directly owns 1,599 shares of Common Stock and has presently exercisable options to purchase 30,415 shares, which shares are included in the table.

(7)
Included in the total number of shares of Common Stock of the Company owned by all directors and executive officers are shares owned beneficially by Richard W. Hoffmann, Vice President, General Counsel and Secretary of the Company, which include shares owned directly and indirectly; presently exercisable options to purchase shares; and beneficial ownership of his spouse's presently exercisable options to purchase shares.  Mr. Hoffmann's spouse is an officer, but not an executive officer, of Employers Mutual.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding those entities known to the Company to own beneficially more than five (5) percent of the Company’s Common Stock, or who filed a Schedule 13G with the SEC regarding their ownership of the Company’s Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Employers Mutual Casualty Company 717 Mulberry Street Des Moines, Iowa 50309	7,847,852	(1)	60.92%
Common	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,087,147	(2)	8.44%

(1)
On March 27, 2012, Employers Mutual owned approximately 61% of the outstanding Common Stock of the Company.  Employers Mutual intends to retain ownership of a majority of the Company’s Common Stock in the foreseeable future.  This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will enable it to control the election of the Board of Directors of the Company.  The Company’s operations are integrated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual.  The Company does not anticipate any disruptions in this relationship.

(2)
The information shown is based upon a Schedule 13G, dated February 10, 2012, filed with the SEC by Dimensional Fund Advisors LP, a registered investment advisor.  Dimensional Fund Advisors LP reported sole voting power with respect to 1,075,715 shares and sole dispositive power with respect to all of the shares.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

The operations of the Company are highly integrated with those of Employers Mutual through participation in a property and casualty insurance pooling agreement (the "Pooling Agreement") and a reinsurance retrocessional quota share agreement (the "Quota Share Agreement").  In addition, the Company is completely dependent upon Employers Mutual's employees, facilities and information technology systems to conduct its business.  As a result of these operational relationships, there are numerous transactions between the Company and Employers Mutual that occurred on an ongoing basis in the ordinary course of business during 2011 and that will continue to occur on an ongoing basis in the ordinary course of business during 2012.

During 2011, the Company's three property and casualty insurance subsidiaries, along with Employers Mutual and its two property and casualty insurance subsidiaries and an affiliate, were parties to the Pooling Agreement under which the property and casualty insurance business written by the participating companies is pooled.  Under the terms of the Pooling Agreement, each participant cedes to Employers Mutual all of its property and casualty insurance business, with the exception of any voluntary reinsurance business assumed from non-affiliated insurance companies, and assumes from Employers Mutual an amount equal to its designated participation percentage in the pool.  All premiums, losses, settlement expenses and other underwriting and administrative expenses, excluding the voluntary reinsurance business assumed by Employers Mutual from non-affiliated insurance companies, are pooled and then prorated among the parties to the Pooling Agreement on the basis of their respective participation percentages.  The Company's three property and casualty insurance subsidiaries together shared an aggregate 30% participation interest in the pool in 2011, and will maintain an aggregate 30% participation interest in the pool in 2012.  The remaining 70% participation interest is allocated to Employers Mutual and its subsidiaries and affiliate.  Employers Mutual negotiates reinsurance agreements that provide protection to the pool and each of its participants, including protection against losses arising from catastrophic events.  Operations of the pool give rise to inter-company balances between the Company and Employers Mutual, which are settled within 45 days after the end of each month.  The investment and income tax activities of the pool participants are not subject to the Pooling Agreement.

The purpose of the Pooling Agreement is to spread the risk of an exposure insured by any of the participants among all the companies participating in the pool.  The Pooling Agreement produces a more uniform and stable underwriting result from year to year for all companies in the pool than might be experienced on an individual basis.  In addition, each company benefits from the capacity of the entire pool, rather than being limited to the policy exposures of a size commensurate with its own assets, and from the wide range of policy forms, lines of insurance written, rate filings and commission plans offered by each of the companies.

During 2011, the Company's property and casualty insurance subsidiaries ceded direct premiums earned of $283,482,713, direct losses and settlement expenses incurred of $249,429,916, direct underwriting expenses incurred of $47,083,204 and direct policyholder dividends incurred of $9,759,367 to Employers Mutual pursuant to the terms of the Pooling Agreement.  The property and casualty insurance subsidiaries assumed from Employers Mutual their aggregate 30% participation interest in the pool, which included premiums earned totaling $321,649,215, losses and settlement expenses incurred totaling $251,449,247, underwriting expenses incurred totaling $110,488,663 and policyholder dividends totaling $5,255,568.  The Pooling Agreement remains in effect during 2012 and will continue to function in accordance with the terms described above, although the specific amounts to be ceded by the Company's property and casualty insurance subsidiaries to Employers Mutual and to be assumed by the subsidiaries from Employers Mutual will not be determined prior to year-end 2012. Additional information concerning the Pooling Agreement is contained in the Annual Report on Form 10-K filed by the Company with the SEC on or around March 14, 2012 (the "2011 Form 10-K").

One of the Company’s insurance subsidiaries, Dakota Fire Insurance Company, leases office space from EMC National Life Company, an affiliate of Employers Mutual.  This lease expense, which amounted to $251,337 in 2011, is included as an expense under the Pooling Agreement.

The Company's reinsurance subsidiary and Employers Mutual are parties to the Quota Share Agreement and a related Excess of Loss Reinsurance Agreement (the “Excess of Loss Agreement”).  Under the terms of the Quota Share Agreement, the reinsurance subsidiary assumes 100 percent of Employers Mutual’s assumed reinsurance business, exclusive of certain reinsurance contracts.  This includes all premiums and related losses, settlement expenses and other underwriting and administrative expenses of this business.  Under the terms of the Excess of Loss Agreement, the reinsurance subsidiary cedes to Employers Mutual all losses in excess of $3,000,000 per event (covering both business assumed from Employers Mutual through the Quota Share Agreement, as well as business obtained outside the Quota Share Agreement).  The cost of the $3,000,000 excess of loss reinsurance protection was 10.0 percent of the reinsurance subsidiary’s total assumed reinsurance premiums written during 2011.  During 2011, the reinsurance subsidiary assumed from Employers Mutual premiums earned totaling $100,028,061 and losses and settlement expenses incurred totaling $103,086,914.  Total premiums earned and losses and settlement expenses incurred ceded back to Employers Mutual by the reinsurance subsidiary during 2011 under the Excess of Loss Agreement amounted to $10,721,484 and $15,877,627, respectively.  It is customary in the reinsurance business for the assuming company to compensate the ceding company for the acquisition expenses incurred in the generation of the business.  The reinsurance subsidiary reimbursed Employers Mutual for acquisition expenses incurred of $17,413,284 with respect to business assumed in 2011.  The reinsurance subsidiary also assumes all foreign currency exchange gains/losses associated with contracts incepting on January 1, 2006 and thereafter that are subject to the Quota Share Agreement.  The net foreign currency exchange loss assumed by the reinsurance subsidiary in 2011 was $591,848.  Operations of the

Quota Share Agreement and Excess of Loss Agreement give rise to inter-company balances between the Company and Employers Mutual, which are settled within 45 days after the end of each quarter. The investment and income tax activities of the reinsurance subsidiary are not subject to either the Quota Share Agreement or the Excess of Loss Agreement.  The Quota Share Agreement and the Excess of Loss Agreement remain in effect during 2012 and will continue to function in accordance with the terms described above, except the cap on losses retained per event under the Excess of Loss Agreement will increase from $3,000,000 to $4,000,000.  The specific amounts to be assumed and ceded between the Company's reinsurance subsidiary and Employers Mutual will not be determined prior to year-end 2012.  Additional information concerning the Quota Share Agreement and the Excess of Loss Agreement is contained in the 2011 Form 10-K.

  Employers Mutual utilizes its employees, facilities and information technology systems to provide various services to all of its subsidiaries and affiliates, including the Company and its subsidiaries.  These services include data processing, claims, financial, legal, actuarial, auditing, marketing and underwriting.  Employers Mutual allocates a portion of the cost of these services to its subsidiaries that do not participate in the Pooling Agreement based upon a number of criteria, including usage of the services and the number of transactions.  The remaining costs are allocated to the pool and each pool participant shares in the total costs in accordance with its participation percentage as established under the terms of the Pooling Agreement.  Costs allocated to the Company by Employers Mutual for services provided to the Company and its subsidiaries that do not participate in the Pooling Agreement amounted to $2,835,005 in 2011.  The allocation of costs to the Company and its subsidiaries that do not participate in the Pooling Agreement will continue in 2012, although the specific amounts will not be determined prior to year-end.

The Company's investment expenses are based on actual expenses directly incurred by the Company and its subsidiaries plus an allocation of other investment expenses incurred by Employers Mutual, with the allocation being based on a weighted average of total invested assets and number of investment transactions executed during the year.  Investment expenses allocated to the Company by Employers Mutual amounted to $1,182,482 in 2011.  Investment expenses will continue to be allocated to the Company by Employers Mutual in 2012, although the specific amount will not be determined prior to year-end.

Three of the Company's insurance subsidiaries have issued an aggregate of $25 million of surplus notes to Employers Mutual, with such notes bearing a fixed interest rate of 3.60% per annum during 2011.  No principal payments were made on the surplus notes during 2011.  Interest in the amount of $900,000 (for calendar year 2010) was paid by the subsidiaries to Employers Mutual in 2011 and interest in the amount of $900,000 (for calendar year 2011) was accrued at December 31, 2011 to be paid in 2012 (approval for payment has been received from insurance regulatory authorities).  The surplus notes do not have a stated maturity date and interest will continue to accrue on the surplus notes during 2012.

The Company operates an excess and surplus lines insurance agency through a subsidiary.  This subsidiary received $394,579 of commission income from Employers Mutual during 2011 as compensation for its duties as managing underwriter for excess and surplus lines insurance for several of the insurance companies participating in the Pooling Agreement.  This subsidiary, which does not participate in the Pooling Agreement, also received an allocation of operating expenses from Employers Mutual as noted above.  The payment of commissions from Employers Mutual to the subsidiary, and an allocation of operating expenses to the subsidiary, will continue in 2012, although the specific amounts will not be determined prior to year-end.

As a result of the numerous transactions between the Company and Employers Mutual that occur on an ongoing basis, the Company has established procedures whereby independent directors of the Company review and approve and/or ratify these transactions, as well as other transactions qualifying as a "related persons transaction" as defined under SEC rules.  The procedures for the review of "related persons transactions" are as follows:

●
Any new "material contract", proposed material change to an existing "material contract" or transaction resulting from a "material contract" involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate is subject to review and approval by the Inter-Company Committee in accordance with procedures set forth in the committee Charter.  The Inter-Company Committee is composed of three directors of the Company who have been determined by the Board of Directors to qualify as "independent" directors under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC applicable to the Company.  Under the Inter-Company Committee’s Charter, these contracts or transactions must be approved by the unanimous consent of the committee members based on a finding that the transaction is "fair and reasonable" to the Company and its stockholders.  Material contracts subject to review and approval by the Inter-Company Committee include the Pooling Agreement, Quota Share Agreement and Excess of Loss Agreement, all of which have previously been reviewed and approved by the Inter-Company Committee.  A "material contract" subject to review by the Inter-Company Committee is deemed to include, in addition to the Pooling Agreement, Quota Share Agreement and Excess of Loss Agreement, any contract or transaction involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that is required to be filed as an exhibit to the Company's Annual Report on Form 10-K on the basis that it constitutes a material contract under SEC rules.

●
Any other new contract, proposed change to an existing contract or transaction resulting from a contract involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that involves a dollar amount in excess of $120,000, but which does not arise to the level of a "material contract", is subject to review and approval by the Audit Committee in accordance with the terms of its Charter.  The Audit Committee is comprised of three directors of the Company who have been determined by the Board of Directors to qualify as "independent" directors under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC applicable to the Company.  The Charter of the Audit Committee does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

●
Any new contract or transaction, or an amendment thereto, involving a dollar amount in excess of $120,000 and otherwise meeting the definition of a "related person transaction" as defined by SEC rules, and not involving Employers Mutual or its subsidiaries or affiliate, is subject to review and approval by the Audit Committee in accordance with the terms of its Charter.  The Charter does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

Each of the transactions described above was reviewed and approved or ratified by the Inter-Company Committee or the Audit Committee, as applicable.  As noted above, most of the related persons transactions described above involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate are ongoing in nature and will continue throughout 2012 in the ordinary course of business.  These transactions will be presented to the Inter-Company Committee or the Audit Committee, as applicable, in accordance with the procedures described above, for review and approval and/or ratification at such time as the amounts involved in the transactions have been determined.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) created Section 14A of the Exchange Act which, among other things, requires public companies to conduct periodic advisory (non-binding) votes on the compensation of their named executive officers.  Last year, a separate non-binding (advisory) vote was also conducted, in which the Company’s stockholders were asked how frequently they wanted the Company to conduct future advisory votes on the compensation of the Company’s named executive officers.  While a majority of the votes cast expressed a preference for conducting such advisory votes every three years, the Company’s Board of Directors and the Compensation Committee ultimately determined that it would be more appropriate to conduct such advisory votes annually, as that was the frequency preferred by a majority of the Company’s remaining stockholders participating in last year’s vote, after the votes cast by Employers Mutual (the Company’s controlling stockholder) were excluded.  Accordingly, we are again providing our stockholders with the opportunity to vote, on an advisory basis, on the approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement in accordance with applicable SEC rules.

As described under the heading “Executive Compensation”, the Company’s executive compensation programs are designed to attract, motivate and retain highly qualified and talented executives.  We believe our executive compensation and our compensation policies and practices are focused on pay-for-performance principles, are strongly aligned with the interests of our long-term stockholders, assist us in hiring, retaining and motivating our executive officers, and are reasonable in comparison to the compensation practices of our competitors and other property and casualty insurance companies of similar premium volume and complexity.  Please read the “Compensation Discussion and Analysis” beginning on page 9 for additional details about the Company’s executive compensation philosophy and programs, including information about the fiscal year 2011 compensation of the Company’s NEOs.

The Company seeks your advisory vote on the compensation of the Company’s NEOs, and asks that you support the compensation of the Company’s NEOs, as described in this Proxy Statement, by voting in favor of this proposal.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement.  Last year, 99.5 percent of the shares voting for or against such compensation voted “for” the compensation of the Company’s NEOs that was described in the Proxy Statement prepared for the 2011 Annual Meeting.

Because this say-on-pay vote is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee.  However, the Board of Directors and the Compensation Committee will review the voting results and may consider the outcome of the vote when making future decisions regarding executive compensation programs.

The Board of Directors requests that the stockholders approve the following advisory resolution at the 2012 Annual Meeting of Stockholders:

Resolved, that the stockholders of EMC Insurance Group Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2007 EMPLOYERS MUTUAL CASUALTY COMPANY
STOCK INCENTIVE PLAN

In 2007, the Board of Directors of Employers Mutual, the Board of Directors of the Company and the stockholders of the Company approved the 2007 Employers Mutual Casualty Company Stock Incentive Plan (which was amended in certain minor respects in 2010) (the “2007 Plan”).  In March, 2012, the Board of Directors of Employers Mutual requested the Company to submit certain terms of the 2007 Plan to the Company’s stockholders for reapproval for purposes of enabling Employers Mutual to continue to grant awards to its key officers (and who are also key officers of the Company) that qualify as performance-based compensation under Section 162(m) of the Code, as described below.  Therefore, the Board of Directors of the Company is asking stockholders to reapprove the material terms of the performance goals under the 2007 Plan.  No changes are being proposed with regard to the terms of the 2007 Plan at this time.

Background

Section 162(m) of the Code denies a tax deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million.  The Company’s officers are employees of Employers Mutual.  However, a portion of their compensation is allocated to the Company and thus, for Section 162(m) purposes, certain officers of the Company are considered “covered employees”.  The Company’s covered employees are its chief executive officer and its three other most highly compensated officers (other than its chief financial officer).  The $1 million deduction limit does not apply, however, to performance-based compensation that is payable solely due to the attainment of one or more pre-established performance goals.  The material terms of the performance goals must be disclosed to stockholders and approved by a separate stockholder vote before payment of such compensation.  In addition, the material terms of the performance goals must be resubmitted for stockholder approval every five years after initial stockholder approval if a plan authorizes a committee under the plan to change the targets under the performance goals.  The 2007 Plan authorizes the Employers Mutual Compensation Committee (or such other committee of the Employers Mutual Board of Directors as the Employers Mutual Board may from time to time designate) to select the targets under the performance goals.  Accordingly, the material terms of the performance goals are being resubmitted for approval by the Company’s stockholders.  The proposed material terms are the same as those stated in the 2007 Plan, and the operation of the 2007 Plan will not change if the Company’s stockholders approve the proposal.  The deadline to receive the approval described above is the 2012 Annual Meeting, in order to enable Employers Mutual to grant stock options, stock appreciation rights, performance share awards and performance unit awards (or other qualified performance-based compensation) to covered employees under the 2007 Plan after the 2012 Annual Meeting with respect to which any payment allocated to the Company will be fully deductible by the Company under Section 162(m) of the Code.  If the Company’s stockholders do not approve this proposal, the ability of the Company to fully deduct performance-based compensation paid to covered employees, and which is allocated to the Company, could be impaired and the amount the Company pays in corporate income taxes could increase.

The complete text of the 2007 Plan is attached to this Proxy Statement as Appendix A.

Individuals Eligible to Receive Compensation

The Employers Mutual Compensation Committee may designate a performance award as a qualified performance-based award under the 2007 Plan upon a determination that a “participant” is or may be a covered employee in the year in which the Company would expect to be able to claim a tax deduction and the Employers Mutual Compensation Committee desires that the performance award qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code.  Under the 2007 Plan, a “participant” may be a non-employee director, employee or agent of Employers Mutual or any of its subsidiaries or affiliates (including the Company).
Section 162(m) Plan Provisions

Section 162(m) Share Limit and Performance Goals.  The maximum amount to be received by any individual during any 12-month period attributable to “performance-based compensation” awards granted under the 2007 Plan may not exceed 100,000 shares of the Company’s Common Stock in the case of stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units and/or other stock-based awards, or $1,000,000 in the case of performance shares, performance units and/or other stock-based awards.  To the extent permitted by applicable law and the applicable award agreement, the Board of Directors of Employers Mutual may determine that cash may be used in payment of performance share awards and that the Company’s Common Stock authorized under the 2007 Plan may be used in payment of performance unit awards.

Section 162(m) Performance Criteria.  Performance goals under the 2007 Plan shall be determined by the Employers Mutual Compensation Committee based on the total return to Employer Mutual’s policyholders or the Company’s stockholders, inclusive of dividends paid, during the applicable performance period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, cash flow, earnings per share, return on invested capital, return on assets, economic value added and improvements in or attainment of working capital levels and, in the case of persons who are not Executive Officers (as defined in the 2007 Plan), such other criteria as may be determined by the Employers Mutual Compensation Committee.  Performance criteria may be established on a Company-wide basis (including on an Employers Mutual-wide basis) or with respect to one or more business units or divisions or subsidiaries of either company.

Setting of Performance Goals.  In granting a “performance-based” compensation award, the Employers Mutual Compensation Committee will set a period of time over which the attainment of one or more goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such award.  Within the time period prescribed by Section 162(m) of the Code, the Employers Mutual Compensation Committee may establish the performance goals based upon one or more pre-established performance criteria described in the immediately preceding paragraph.  As soon as administratively practicable following the end of the performance period, the Employers Mutual Compensation Committee will determine whether the performance goals have been satisfied.

When establishing performance criteria for a performance period, the Employers Mutual Compensation Committee may exclude any or all “extraordinary items” as determined under statutory accounting principles including, without limitation, the charges or costs associated with restructurings of Employers Mutual, the Company or any subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes.  Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of awards to executive officers intended to be other performance-based compensation under Section 162(m) of the Code would cause them to fail to satisfy that requirement, the Employers Mutual Compensation Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company or Employers Mutual, changes in applicable tax laws or accounting principles, or such other factors as the Employers Mutual Compensation Committee may determine.

Compensation attributable to performance-based awards under the 2007 Plan will qualify as performance-based compensation, provided that:  (i) the award is granted by a committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and

(iii) the committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.
Stockholder Approval

Stockholders approved the 2007 Plan at the 2007 Annual Meeting.  The Company is asking stockholders to reapprove the material terms of the performance goals under the 2007 Plan in order to preserve the U.S. federal income tax deduction for the payment allocated to the Company of performance-based awards granted under the 2007 Plan.  Ensuring that incentive compensation is deductible by the Company for U.S. federal income tax purposes will help minimize the Company’s income taxes and control costs.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2007 EMPLOYERS MUTUAL CASUALTY COMPANY STOCK INCENTIVE PLAN.

PROPOSAL NO. 4

APPROVAL OF THE 2013 EMPLOYERS MUTUAL CASUALTY COMPANY
NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN

Introduction

The stockholders of the Company are being asked to approve the 2013 Employers Mutual Casualty Company Non-Employee Director Stock Purchase Plan (the “2013 Director Plan”), which provides for the reservation for issuance of up to 200,000 shares of Common Stock to the directors of Employers Mutual (and to the directors of its other subsidiaries and affiliates, including the Company, if the 2013 Director Plan is adopted by the boards of directors of such subsidiaries and affiliates) who are not employees of such companies, upon their exercise of options granted under the 2013 Director Plan.  Assuming stockholder approval, it is anticipated that the Company’s Board of Directors will adopt the 2013 Director Plan so that the Company’s eligible directors may participate in the 2013 Director Plan.

The Boards of Directors of Employers Mutual and the Company believe that it is beneficial to provide eligible non-employee directors with incentives which will enhance Employers Mutual policyholder and Company stockholder value by encouraging stock ownership and more closely aligning the economic interests of such directors with those of Employers Mutual’s policyholders and the Company’s stockholders.  Since 2003, the non-employee directors of Employers Mutual and the Company have been eligible to participate in the 2003 Employers Mutual Casualty Company Non-Employee Director Stock Option Plan (the “2003 Director Plan”).  The 2003 Director Plan, by its terms, will continue to be effective until March 15, 2013, at which time it will terminate, unless earlier terminated by the Board of Directors of Employers Mutual.

The Boards of Directors of Employers Mutual and the Company believe it is appropriate to establish the 2013 Director Plan so as to continue the purpose and benefits of the 2003 Director Plan.  The Board of Directors of Employers Mutual approved the 2013 Director Plan on March 14, 2012 and the policyholders of Employers Mutual also approved the 2013 Director Plan on March 14, 2012.  Subject to approval of the stockholders of the Company, the 2013 Director Plan is proposed to become effective on March 13, 2013.

Summary of the 2013 Employers Mutual Casualty Company Non-Employee Director Stock Purchase Plan

The following summary of the 2013 Director Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Appendix B.

Purpose. The purpose of the 2013 Director Plan is to enable Employers Mutual, and those of its subsidiaries and affiliates (i) that pay annual retainer fees to their directors (currently including only the Company) and (ii) whose boards of directors affirmatively adopt the 2013 Director Plan, to attract and retain skilled and knowledgeable persons of exceptional ability who are not employed by such companies to serve as directors, and to more closely identify such directors with the stockholders of the Company by making it possible for them to acquire, or increase their ownership of, the Company’s Common Stock.

Eligibility. All directors of Employers Mutual, as well as the directors of Employers Mutual’s subsidiaries and affiliates (i) that pay annual retainer fees to their directors (currently including only the Company) and (ii) whose boards of directors affirmatively adopt the 2013 Director Plan, and who are not officers of or employed by such companies, are eligible to participate in the 2013 Director Plan.  Presently, there are approximately 15 directors who would be eligible to participate in the 2013 Director Plan.

Shares Available for Issuance.  A total of 200,000 shares of Common Stock will be available for issuance under the 2013 Director Plan.  If an option granted to an eligible director lapses, expires or is otherwise terminated without the issuance of shares, then the underlying lapsed, expired or terminated option will not reduce the aggregate number of shares available for issuance under the 2013 Director Plan.  The shares purchased by an eligible director of Employers Mutual or any of its subsidiaries or affiliates, other than the Company, upon an exercise of an option will come from shares of Common Stock (i) owned by Employers Mutual, (ii) purchased on the open market, (iii) acquired by Employers Mutual through other means, or (iv) through the purchase of unissued shares from the Company.  The Company will provide the shares of Common Stock purchased by its eligible directors upon their exercise of an option.  The number of such shares provided by the Company shall be included within the 200,000 shares authorized for all purchases under the Plan.  The number of shares of Common Stock available under the 2013 Director Plan is subject to adjustment to reflect any change in the capitalization of the Company that may come about as a result of (i) a subdivision or a combination of shares, (ii) a stock dividend, (iii) a reclassification, or (iv) any other change in the authorized number or par value of the Common Stock.

Grant of Options.  The 2013 Director Plan provides an eligible director with the option to purchase shares of Common Stock through the use of the director’s annual cash retainer paid with respect to his or her service as a director.  The option payment may not be less than twenty-five percent (25%) nor more than one hundred percent (100%) of the director’s annual cash retainer, and may not include any meeting fees, any fees related to the director’s service as chair of a committee or of the board, or any per diem amounts paid with respect to board or committee meeting attendance, or attendance at continuing education or similar programs.  The option granted to an eligible director has an option price which is equal to seventy-five percent (75%) of the “fair value” of the Common Stock on the date the option is exercised.  “Fair value” is deemed to be the average between the high and low prices of the Common Stock on that date, as reported (as of the close of regular trading) on Nasdaq.com.  The Common Stock is traded on the NASDAQ Global Select Market tier of the NASDAQ OMX stock market.  On March 27, 2012, the high and low sales prices of the Common Stock as reported on Nasdaq.com were $20.96 and $20.34, respectively.  The number of shares which may be purchased in the exercise of an option by an eligible director shall be determined by dividing the option payment by the option price as of the date of exercise.  An eligible director may only exercise his or her option one time per year through a notice of exercise provided by the director to the Chief Executive Officer or Secretary of Employers Mutual.  If an eligible director does not exercise his or her option granted for the option period covered by the annual retainer, the option shall be deemed to have expired.

Administration of the Plan. The 2013 Director Plan will be administered by the Corporate Governance and Nominating Committee of the Board of Directors of Employers Mutual.  The Committee shall have the authority, not inconsistent with the Plan, to make all decisions concerning the eligibility of directors to participate, the timing, price and amount of Common Stock that may be purchased upon an eligible director’s exercise of an option, and to take all actions necessary to establish rules and regulations relating to the 2013 Director Plan.  The Committee may designate an administrator for the day-to-day operations of the 2013 Director Plan.  All rights and obligations under the 2013 Director Plan will be construed and governed by the laws of the State of Iowa.
Rights Under the Plan.  Under the 2013 Director Plan, an eligible director may not transfer any right  to his or her option to purchase Common Stock and may exercise an option only during his or her tenure   as an eligible director.  An eligible director will have no rights as a stockholder with respect to any Common Stock until issuance of such shares upon the exercise of the option to acquire such shares.  Participation in the 2013 Director Plan does not create any agreement, arrangement or understanding, express or implied, regarding election or retention as a director, or for the payment of any particular annual retainer amount.

Amendment and Termination of the Plan.  The Board of Directors of Employers Mutual may at any time or times amend the 2013 Director Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations, or for any other purpose which at the time may be permitted by law, provided that no such amendment will continue the 2013 Director Plan beyond the option period for any option granted in 2022.  The Board of Directors of Employers Mutual may not reduce the exercise price of the outstanding options or the price at which options may be granted, or make any amendment which is required to also be approved by the Company’s stockholders pursuant to Section 16 of the Securities Exchange Act of 1934, by any National Securities Exchange or system on which the Common Stock is listed or reported, or by a regulatory body having jurisdiction with respect thereto, unless such approval is, in fact, obtained from the stockholders of the Company.

Federal Income Tax Consequences. It is the opinion of the management of Employers Mutual that the options granted under the 2013 Director Plan do not have any readily ascertainable fair value at the time of the grant and accordingly, under Section 83 of the Internal Revenue Code of 1986, an eligible director does not recognize any income at the time the option is granted.  An eligible director will only recognize income upon the exercise of such option, with the income being equal to the difference between the fair value of the Common Stock on the exercise date and the option price.  Such recognized income will be added to the option price in determining the basis of such Common Stock acquired by the eligible director.  The amount which the eligible director recognizes as income is deductible as compensation by the company with which the director is affiliated and the Company in the same manner as any other deduction, except for the eligible directors of the Company for which the compensation will be deductible solely by the Company.

New Plan Benefits.  Because participation in the 2013 Director Plan is entirely within the discretion of an eligible director, and Employers Mutual and the Company cannot predict (i) the participation levels by the eligible directors, (ii) the rate of eligible director option exercise, or (iii) the eventual option price under the 2013 Director Plan, and it is not otherwise possible to determine the value of benefits that may be obtained by the eligible directors under the 2013 Director Plan as proposed, a new plan benefits table, as described in the federal securities regulations, is not provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2013 EMPLOYERS MUTUAL CASUALTY COMPANY NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP audited the financial statements of the Company for the year ended December 31, 2011, and audited the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011.  The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and the stockholders are asked to ratify that selection.  During 2011, in connection with its audit function, Ernst & Young LLP provided services to the Company which included the audit of the annual consolidated financial statements, the audit of the effectiveness of the Company's internal control over financial reporting, assistance with meeting the requirements of the SEC under the Securities Exchange Act of 1934 and advisory services regarding various financial and accounting matters.

A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Although this ratification is not required by current laws, rules and regulations, or the Company’s By-Laws, the Audit Committee Charter or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THIS APPOINTMENT.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the independent registered public accounting firm’s fees for professional audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and 2010, the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011 and 2010, and fees billed for other services rendered by Ernst & Young during 2011 and 2010.

	2011	2010
Audit Fees (1)	$367,390	$360,085
Audit Related Fees (2)	9,420	9,150
Tax Fees (3)	15,248	12,602
All Other Fees (4)	-	57,400
Total Fees	$392,058	$439,237

(1)
Audit Fees consist of fees associated with the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the effectiveness of the Company’s internal control over financial reporting and the Company’s share of fees associated with the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist primarily of the Company’s share of fees related to the audit of Employers Mutual’s employee benefit plans.

(3)	Tax Fees consist of fees for tax advisory and compliance services for the Company, and for the Company’s share of fees associated with Employers Mutual’s employee benefit plans.

(4)	All Other Fees consist of the Company’s share of fees for all other services other than those reported above.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed with regard to each particular service and its related fees.  In addition, the Audit Committee may pre-approve any services not anticipated or services whose costs exceed the previously pre-approved amounts.  The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, up to $25,000, any services not anticipated or services whose costs exceed previously pre-approved amounts, provided all pre-approval decisions made by the Chair are reported to the Audit Committee at its next meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC and NASDAQ.  Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that its executive officers, directors and 10% stockholders complied with all filing requirements in a timely manner during calendar year 2011, except, due to inadvertent oversight, a Form 4 pertaining to a purchase on the open market of 100 shares of the Company’s Common Stock by Bruce G. Kelley, the Company’s President and Chief Executive Officer, on August 22, 2011, and an open market purchase by Mr. Kelley of 1,464 shares of the Company’s Common Stock on August 31, 2011, was not filed until September 6, 2011.

OTHER MATTERS

The Board, in addition to Corporate Governance Guidelines and a Guide to Ethical Corporate Conduct, has adopted a Code of Ethics applicable to the Company’s senior financial officers, including the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer, and principal accounting officer or controller, and persons performing similar functions.  The Company’s Code of Ethics for senior financial officers is available on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx.

The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting.  As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholder proposals for inclusion in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders must be received by the Company no later than December 14, 2012.  The person submitting the proposal must have been a record or beneficial owner of the Company’s Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting.  Any such proposal will be included in the Proxy Statement for the 2013 Annual Meeting if the rules of the SEC are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder proposal is determined by the Company to be appropriate under the rules promulgated by the SEC.
The Board has implemented a process whereby stockholders may send communications directly to the Board’s attention.  Any stockholder wanting to communicate with the Board, or one or more specific members thereof, should send his or her written communication to the Office of the General Counsel, EMC Insurance Group Inc., P.O. Box 712, Des Moines, Iowa 50306.  The General Counsel of the Company has been instructed by the Board to screen such communications for validation and then promptly forward all such communications to the specified addressee thereof.

April 13, 2012

BY ORDER OF THE BOARD OF DIRECTORS,

RICHARD W. HOFFMANN, Vice President, General Counsel and Secretary

2007 EMPLOYERS MUTUAL CASUALTY COMPANY
STOCK INCENTIVE PLAN
(Incorporating 2010 Amendments)

SECTION 1
PURPOSE

The purpose of the “2007 EMPLOYERS MUTUAL CASUALTY COMPANY STOCK INCENTIVE PLAN” (the “Plan”) is to foster and promote the long-term financial success of Employers Mutual Casualty Company (the “Company”) and its policyholders, and the interests of its subsidiaries and affiliates (as each is hereinafter defined), including EMC Insurance Group Inc. (“EMC Group”) and its subsidiaries, and the interests of the stockholders of EMC Group, by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in EMC Group, and (c) enabling the Company to attract and retain the services of outstanding employees and non-employee directors upon whose judgment, interest, and special efforts the successful conduct of its operations is largely dependent.

SECTION 2
DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

(1)       “Agent” means each insurance agent (whether or not a statutory employee) and each other individual providing personal service to the Company or any Subsidiary who, in either case, is not an Employee.

(2)       “Approved Retirement” means termination of a Participant’s employment or service (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates, (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 50 and completing such period of service as the Committee shall determine from time to time, or (iii) for a Non-Employee Director, the termination of service as a director of the Company or a Subsidiary.

(3)       “Award” means an Option, SAR, award of Restricted Stock or Performance Shares, an award of Restricted Stock Units or Performance Units or an Other Stock-Based Award.

(4)       “Beneficial Owner” means such term as defined in Rule 13d-3 under the Exchange Act.

(5)       “Board” means the Board of Directors of the Company.

(6)       “Cause” means (i) dishonesty, fraud or misrepresentation, (ii) the Participant’s engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

 (7)       ”Change of Control” occurs on the date on which there is (i) a change in the ownership of the Company, (ii) a change in the effective control of the Company or (iii) a change in the ownership of a substantial portion of the Company’s assets, if any such event is applicable to the Company.  For purposes of this Section, a change in ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.  A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company or (ii) a majority of members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election.  A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

(8)       “Change of Control Price” means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

(9)       “Code” means the Internal Revenue Code of 1986, as amended.

(10)     “Committee” means the Senior Executive Compensation and Stock Option Committee of the Board or such other committee of the Board as the Board shall designate from time to time.  The Committee shall consist of no fewer than three (3) members of the Board who are Non-Employee Directors as defined in Rule 16b-3 of the Exchange Act.

(11)     “Common Stock” means the Common Stock of EMC Group, par value $1.00 per share.

(12)     “Disability” means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.

(13)     “Employee” means any employee (including each officer) of the Company or any Subsidiary.

(14)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(15)     “Executive Officer” means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

(16)     “Fair Market Value” means, on any date, the average of the high and low trading prices of the Common Stock on such date on the Nasdaq Global Market or, if at the relevant time, the Common Stock is not listed to trade on the Nasdaq Global Market, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “applicable exchange”). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the average price on the immediately preceding date on which Common Stock transactions were so reported or (ii) the applicable exchange adopts a trading policy permitting trades after 4 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the average of the high and low trading prices reported on or before 4 P.M. EST (or such earlier or later time as the Committee may establish from time to time). Notwithstanding the foregoing, however, real time trading will occur for Sell-To-Cover transactions, and Fair Market Value for Sell-To-Cover transactions shall be the trading price at the time of the transaction.

(17)     “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships) of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

(18)     “Incentive Stock Option” (ISO) means an option within the meaning of Section 422 of the Code.

(19)       “Net Exercised” shall mean the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be applied toward taxes. Net exercised shall be synonymous with a Sell-To-Cover transaction.

(20)     “Non-Employee Director” means a member of the Boards of Directors of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary.

(21)      “Non-Qualified Stock Option” (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(22)     “Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a “ Non-Qualified Stock Option” (NSO)).

(23)      “Other Stock-Based Award” means an award of, or related to, shares of Common Stock other than an Award of Options, SARs, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 9 hereof.

(24)     “Participant” means any Non-Employee Director, Employee, or Agent designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

(25)     “Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 7(c) of the Plan for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

(26)     “Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

(27)     “Performance Share” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive one share of Common Stock (or the Fair Market Value thereof in cash or any combination of cash and Common Stock, as determined by the Committee), upon the achievement, in whole or in part, of the applicable Performance Criteria.

(28)     “Performance Unit” means an award of a contractual right to receive a fixed or variable dollar denominated unit, granted pursuant to Section 7 of the Plan,  upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Common Stock or any combination thereof.

(29)     “Period of Restriction” means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

(30)     “Restricted Stock” means an award of Common Stock made pursuant to Section 6 of the Plan that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.

(31)     “Restricted Stock Unit” means a contractual right awarded pursuant to Section 6 of the Plan that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

(32)     “SAR” means a stock appreciation right granted under Section 8 of the Plan with respect to one or more shares of Common Stock that entitles the holder thereof to receive, in cash (unless otherwise determined by the Committee at the time of grant), an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(33)     “SEC Person” means any person (as such term is defined in Section 3(a) (9) of the Exchange Act) or group (as such term is used in Rule 13d-5 under the Exchange Act), or any employee benefit plan (or any related trust) of the Company or any subsidiary.

(34)     “Sell-To-Cover" means a Net Exercised transaction, as defined herein.

(35)     "Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital or profit interests of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

(36)     “Surviving Corporation” means the corporation resulting from a Change of Control or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

(37)     “Voting Securities” means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

SECTION 3
POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS

(a)           Power to Grant.  The Committee shall determine those Non-Employee Directors, Employees, or Agents, to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

(b)           Rules, Interpretations and Determinations.  The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

(c)           Delegation of Authority.  The Committee may delegate to the Company’s Chief Executive Officer and/or to other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Vice President  and not a member of the “Policy Committee” (or any analogous committee), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan with respect to Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(d)           Restrictive Covenants and Other Conditions.  Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan, upon  whom such Award would be granted, to his/her agreement in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant’s employment or service with the Company and/or its Subsidiaries and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in connection with the Award prior to any breach of any such covenant.

(e)           Maximum Individual Grants.  Subject to adjustment as provided in Section 4(c), no Participant shall be granted Options or SARs (with tandem Options and SARs being counted only once with respect to this limit), Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards during any 12-month period with respect to more than 100,000 shares of  Common Stock .

In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Units and/or Other Stock-Based Awards that are valued with reference to cash or property other than shares of Common Stock is $1,000,000.

(f)           Dividends and Dividend Equivalents.    Unless otherwise determined by the Committee at the time of grant, to the extent that shares of Common Stock are issued at the time of grant of any Award under the Plan, the Participant shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to such Award on which such dividends or distributions were paid. To the extent that shares of Common Stock are not issued at the time of the grant of any Award, the Committee shall determine whether, and to what extent, the Participant shall be entitled to receive the payment of dividend equivalents with respect to that number of outstanding shares of Common Stock corresponding to the shares subject to such Award. Unless otherwise determined by the Committee at or after grant, any additional shares credited with respect to any dividends or dividend equivalents payable with respect to any shares of Common Stock subject to any Award shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award with respect to which they are payable (including, with respect to any Award that will become earned and vested upon the attainment of Performance Criteria, the achievement of such Performance Criteria).

SECTION 4
COMMON STOCK SUBJECT TO PLAN

(a)           Number.  Subject to Section 4(c) below, unless the stockholders of the EMC Group approve an increase in such number by a stockholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 2,000,000. The number of shares of Common Stock subject to an Option or SAR shall be counted against such limit as one share for each share issued or issuable, provided that when a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit (and for purposes of the provisions of Section 4(b) below).Without limiting the generality of the foregoing, the maximum number of shares as to which Incentive Stock Options may be granted shall not exceed 1,500,000.  The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock (i) owned by the Company, (ii) purchased by the Company on the open market, or (iii) acquired by the Company through means other than open market purchases, including direct purchases from EMC Group.  All Common Stock owned or acquired by Company which is used to fund Awards under the Plan will be transferred to EMC Group for issuance to the Participants.

 (b)           Canceled or Terminated Awards.    Any shares of Common Stock subject to an Award (as determined under Section 4(a)) which for any reason expire without having been exercised, or are canceled or terminated or are otherwise settled without the issuance of any Common Stock, shall again be available for grant under the Plan. In applying the immediately preceding sentence, (i) shares otherwise issuable or issued with respect to, or as part of, any Award that are withheld to cover taxes shall not be treated as having been issued under the Plan and (ii) if any SARs are settled in shares of Common Stock or any Options are Net Exercised, only the net number of shares of Common Stock issued with respect to such SARs or Options shall be deemed issued under the Plan. In addition, shares of Common Stock tendered to exercise outstanding Options or other Awards or to cover taxes shall also be available for issuance under the Plan (and shall be counted as one share for purposes of Section 4(a)), except and unless such shares are tendered more than ten years after the effective date of the Plan.

(c)           Adjustment Due to Change in Capitalization.    In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the stockholders of EMC Group), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4(a) or subject to outstanding Awards, and the respective exercise prices or base prices, if any, applicable to outstanding Awards, may be appropriately adjusted by the Committee, in its discretion, and the Committee’s determination shall be conclusive.

(d)           Assumption of Options and Other Equity-Based Awards.    In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provide options and/or other awards with respect to the Common Stock upon the assumption, or in substitution, of existing equity-based awards for other securities held by employees  of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the limits set forth under Section 4(a) (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to

Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted with respect to the employees of such acquired business.

SECTION 5
STOCK OPTIONS

(a)           Grant of Options.    Subject to the provisions of Section 3(f) and Section 4 above, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Option granted as an Incentive Stock Option that nevertheless fails (either at the time of grant or any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code, in whole or in part, shall be treated as an Option that is not an Incentive Stock Option to the extent of such failure.  Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the duration of the Option, and the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.  No Participant shall be granted an Option if, immediately before the Option is to be granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the Common Stock and other stock (if any) of EMC Group, thereby possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of EMC Group, or of any Subsidiary of the Company or EMC Group; provided, however, that the limitation stated in this paragraph shall not apply if at the time such Option is granted the option price is not less than one hundred ten percent (110%) of the Fair Market Value (at the time the Option is granted) of the Common Stock subject to the Option, and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

(b)           Exercise Price.    Incentive Stock Options and Non-Qualified Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. No Option granted hereunder may have its exercise price reduced (other than pursuant to the provisions of Section 4(c)) unless such action is expressly authorized by stockholder action in accordance with Section 11.

(c)           Exercise of Options.    The Committee shall determine the exercise schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all, or a portion of such Option shall be exercisable, and may establish performance-based conditions to the exercise of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Except as otherwise expressly provided in the Plan (i) upon a termination of employment due to death, Disability or Approved Retirement or (ii) in connection with a Change of Control, and unless the Committee shall determine that special circumstances (including, but not limited to, the achievement of performance objectives) justify an exception, the minimum period of service required to exercise an Option, in whole or in part, shall be one year. Subject to the provisions of this Section 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each  Non-Qualified Stock Option or Incentive Stock Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.

(d)           Payment.    The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefore. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest)

which are owned by the person exercising the Option; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

(e)           Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422.  The terms of any Incentive Stock Option shall require the Participant to notify the Committee or its designee of any “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Common Stock issued pursuant to the exercise of the Incentive Stock Option within two (2) days after such disposition.

(f)           Termination of Employment or Service.

(i)           Due to Death.    In the event a Participant’s employment or service terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant’s designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below, at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the first (1st) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant’s death.

(ii)           Due to Disability.    In the event a Participant’s employment or service is terminated by reason of Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment or service when the Option is exercisable pursuant to its terms by the Participant’s designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below), at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the first (1st) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant’s termination of employment or service.

(iii)          Approved Retirement.    In the event a Participant’s employment or service terminates by reason of Approved Retirement, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment or service when the Option is exercisable pursuant to its terms by the Participant’s designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below), at any time prior to a period of three (3) months from the date of retirement (or such shorter period following the Participant’s Approved Retirement as the Committee shall determine at the time of grant).

(iv)          Termination of Employment for Cause or Resignation.    In the event a Participant’s employment or service is terminated by the Company or any Subsidiary for Cause, or by the Participant other than due to the Participant’s death, Disability or Approved Retirement, any Options granted to such Participant that have not yet been exercised shall expire at the time of such termination of employment and shall not be exercisable thereafter.

(v)          Termination of Employment for Any Other Reason.    Unless otherwise determined by the Committee at or following the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 5(f)(i), (ii), (iii), or (iv) above, any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment or service may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment or service when the Option is exercisable pursuant to its terms by the Participant’s designated beneficiary, or, if none is named, by the person determined in accordance with Section 12(b)), at any time prior to the expiration of the term of the Options or the date that is three (3) months following the Participant’s termination of employment or service, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment or service shall expire at the time of such termination and shall not be exercisable thereafter.

SECTION 6
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)           Grant of Restricted Stock.    The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company or its designee until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.

(b)           Restrictions on Transferability.    Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock; provided, however, that, except as otherwise expressly provided in the Plan the Period of Restriction with respect to any such Award shall not be less than three (3) years, but may lapse ratably over such three (3) year Period of Restriction. Notwithstanding the foregoing, such minimum three (3) year Period of Restriction shall not be applicable with respect to any grant made to a newly-hired employee made to compensate for equity-based or other forms of compensation forfeited from a prior employer or grants made in satisfaction of incentive or other compensation payable to the Participant in respect of service to the Company or any of its Subsidiaries. The Committee may provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the achievement of Performance Criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 7(c), provided, however, that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as other performance based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Share Awards under Section 7(d) and subject to the certification required under Section 7(e).

(c)           Rights as a Stockholder.    Unless otherwise determined by the Committee at the time of grant and subject to Section 3(f), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a stockholder with respect to those shares during the Period of Restriction.

(d)           Termination of Employment Due to Approved Retirement, Disability or Death.    Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service terminates by reason of Approved Retirement, any shares related to Restricted Stock held by such Participant shall become non-forfeitable at the time the restrictions would have lapsed had the Participant continued in employment; provided, however, that the Committee may waive any forfeiture and transfer restrictions with respect to such portion of the Award as is necessary for the Participant to satisfy any applicable tax withholding obligations in connection with such Award arising at the time of such termination of employment. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service terminates by reason of Disability or death, any shares related to Restricted Stock held by such Participant shall become non-forfeitable on the date of termination.

(e)           Termination of Employment for Any Other Reason.    Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 6(d), any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

(f)           Restricted Stock Units.    The Committee may elect to grant any Participant Restricted Stock Units, which are intended to be the economic equivalent of an award of Restricted Stock. Any such Restricted Stock Units Award shall be made on substantially the same terms as apply to an Award of Restricted Stock under this Section 6, except that a Participant receiving such Award shall not have any rights as a stockholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(f), the Committee may authorize the payment of dividend equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock).

SECTION 7
PERFORMANCE SHARES AND PERFORMANCE UNITS

(a)           Generally.    The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable with respect to such Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (the duration of Performance Periods may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant, or all or any class of Participants. Performance Periods may be no shorter than twelve months. Each grant of Performance Shares and Performance Units shall be evidenced in writing and shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b)           Earned Performance Shares and Performance Units.    Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change of Control, as the Committee shall determine, either at or after the time of grant. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant completing a minimum period of service following the date of grant or on such other conditions as the Committee shall specify.

(c)           Performance Criteria.    At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s policyholders or EMC Group’s stockholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, cash flow, earnings per share, return on invested capital, return on assets, economic value added, improvements in or attainment of working capital levels, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under statutory accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of Awards to Executive Officers intended to be other performance-based compensation under Section 162(m) of the Code would cause them to fail to satisfy that requirement, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d)           Special Rule for Performance Criteria.    If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit to qualify as other performance based compensation within the meaning of Section 162(m) of the Code, the Committee must establish Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code), and the Committee shall not have the authority in respect of such Awards to exercise any discretion applicable to a grant of Performance Shares or Performance Units otherwise conveyed by this Section 7, if the ability to exercise such discretion would cause such Award not to qualify as other performance based compensation.

(e)           Certification of Attainment of Performance Criteria.    As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Criteria.

(f)           Payment of Awards.    Earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under paragraph 7(e) above, provided that (i) earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 10 shall be distributed in accordance with such Section 10. The Committee shall determine whether Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s certification under paragraph 7(e) above.

(g)           Newly Eligible Participants.    Notwithstanding anything in the section to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Period.

(h)           Termination of Employment.

(i)            Termination of Employment due to Approved Retirement, Disability or Death.    Unless otherwise determined by the Committee at or after the time of grant, a Participant whose employment or service terminates by reason of Approved Retirement, Disability or death shall be entitled to receive the same payment or distribution with respect to Performance Shares and Performance Units (without pro-ration) that would have been payable for the Performance Period had his or her employment continued until the end of the applicable Performance Period. Any Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or beneficiary may have with respect to any Performance Shares or Performance Units outstanding at the date of such termination of employment that may not be earned (or that are eligible to be earned, but are not earned) in accordance with this section 7(h)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of employment or service (or, if eligible to be earned, but are not earned, the date of the Committee’s certification pursuant to Section 7(e)).

(ii) Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate during a Performance Period for any reason other than the one described in Section 7(h) (i), all of the Participant’s rights to Performance Shares and Performance Units related to such Performance Period shall be immediately forfeited and canceled as of the date of such termination of employment.

 (iii)           Cause.    Notwithstanding anything in this Section 7 to the contrary, a Participant’s rights with respect to unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of employment for Cause.

SECTION 8
STOCK APPRECIATION RIGHTS

(a)           Grant of SARs.    SARs may be granted to any Participant, all Participants, or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing, and shall include such provisions not inconsistent with the Plan as the Committee shall determine.

(b)           Terms and Conditions of SARs.    Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option.

(c)           Exercise of Tandem SARs.    SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(d)           Payment of SAR Amount.    Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(i)           the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

(ii)           the number of shares of Common Stock with respect to which the SARs are then being exercised.

SECTION 9
OTHER STOCK-BASED AWARDS

(a)           Other Stock-Based Awards.    The Committee may grant other types of equity-based and equity-related awards in addition to Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and SARs. Notwithstanding the immediately preceding sentence, except in the case of Other Stock-Based Awards issued in satisfaction of an obligation of the Company or any Subsidiary to make a payment in cash in respect of a Participant (including, but not limited to, when an annual or long-term incentive compensation award is satisfied with the issuance of shares of Common Stock instead of cash or in respect of a Participant’s accrued benefit under a deferred compensation plan), or as provided under Section 10, no Participant shall be entitled to vest in any such Other Stock-Based Award on a schedule which is more favorable to the Participant than ratably over a period of three years from the date of grant. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

(b)           Termination of Employment or Service.    In addition to any other terms and conditions that may be specified by the Committee but subject to the limitations set forth in Section 9(a), each Other Stock-Based Award shall specify the impact of termination of employment upon the rights of a Participant with respect to such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

SECTION 10
CHANGE OF CONTROL

(a)           Accelerated Vesting and Payment.    Subject to the provisions of Section 10(b) below, in the event of a Change of Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, (iv) each outstanding Performance Share Award and Performance Unit Award shall be deemed earned at the target level of performance for such Award, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the “Settlement Payment”) in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Change of Control Price shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the Change of Control Price.

(b)           Alternative Awards.    Notwithstanding Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(i)           be based on stock which is traded on an established U.S. securities market;

(ii)           provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

(iv) have terms and conditions which provide that in the event that, during the 24-month period following the Change of Control, the Participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant’s outstanding Restricted Stock awards, each of the Participant’s outstanding Restricted Stock Unit awards and Other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.

For this purpose, a Participant’s employment or service shall be deemed to have been Constructively Terminated if, without the Participant’s written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, or (y) the relocation of the Participant’s principal place of employment or service to a location more than 35 miles away from the Participant’s prior principal place of employment or service.

(c)           Section 409A.    Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, if necessary to avoid the imposition of an additional tax on the recipient, no payment or distribution shall be made to any affected Participant by reason of such Change of Control (although any other modification or enhancement to the Award, such as accelerated vesting, shall still apply) and the value of such Award as determined by the Committee prior to such Change of Control shall be paid to the affected Participant on the earlier to occur of (i) the day after the six month anniversary of such Participant’s termination of employment or(ii) whichever of the following is applicable to such Award: (A) with respect to any unvested Award that would have become vested solely upon the passage of time and the continued performance of service, the date the Award would have otherwise become vested without regard to the Change of Control; (B) with respect to any unvested Award that would have become vested upon the achievement of specified Performance Criteria, on the last day of the applicable Performance Period; or (C) if the Award was already vested at the time the Change of Control occurs, on the date on which the Award would have expired in accordance with its terms.

SECTION 11
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may, at any time and from time to time, amend, modify, suspend, or terminate this Plan, and the Committee may from time to time amend, modify, suspend or terminate Awards in whole or in part, without notice to or the consent of any Participant,  provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or otherwise permit the repricing of any outstanding Options or SARs (other than in the context of a transaction referenced in

Section 4(c)), (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of stockholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of EMC Group’s stockholders. Notwithstanding the foregoing, however, no amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 12
MISCELLANEOUS PROVISIONS

(a)           Transferability.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

(b)           Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant’s death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant’s beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant’s lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by the Participant’s estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

(c)           Deferral of Payment.    At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of  Common Stock that would otherwise be issued in connection with an Award.

(d)           No Guarantee of Employment or Participation.    The existence of this Plan, as in effect at any time or from time to time, or any grant of an Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant’s employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary of the Company. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, nor shall it constitute a right to remain in the employ or service of the Company. Except as may be provided in a separate written agreement, employment with or service for the Company is at-will and either party may terminate the Participant’s employment or other service provider relationship at any time, for any reason, with or without Cause or notice.

(e)           Tax Withholding.    The Company shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the minimum amount required to satisfy the statutory withholding tax obligations with respect to any Award.

(f)           No Limitation on Compensation; Scope of Liabilities.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company thereof or the Committee not expressly set forth in the Plan.

(g)           Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(h)           Term of Plan.    The Plan shall be effective upon the date, if any, on which it is approved by EMC Group’s stockholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until the tenth anniversary of the date of such stockholder approval.

(i)           Governing Law.    The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principles of conflict of laws.

(j)           No Impact on Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee’s, Agent’s or Non-Employee Director’s right or benefits under any such plan, policy or program.

(k)           No Constraint on Corporate Action.    Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No Non-Employee Director, beneficiary, or other person shall have any claim against the Company, as a result of any such action.

(l)           Indemnification.    Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company and EMC Group against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company’s approval, or paid by such member in satisfaction of any judgment in any such action, suit or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company’s Restated Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

(m)           Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.

 (n)           Captions.    The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

2013
EMPLOYERS MUTUAL CASUALTY COMPANY
NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN

Section 1.                 Purpose

The purpose of the 2013 Non-Employee Director Stock Purchase Plan (the “Plan”) is to enable Employers Mutual Casualty Company (“EMCC”) and such of its Subsidiaries and Affiliates (as hereinafter defined) which (i) have one or more non-employee directors and (ii) adopt this Plan (collectively, with EMCC, the “Company”) to attract and retain non-employee persons of exceptional ability to serve as directors and to more closely identify the directors with the interests of the shareholders of EMC Insurance Group Inc. (“EMC Group”), a Subsidiary, through the granting of options to purchase shares of the common stock (“Stock”) of EMC Group.  This Plan is essentially a continuation of the 2003 Employers Mutual Casualty Company Non-Employee Director Stock Option Plan, which by its terms expires at the end of the Option Period for Options granted as of the date of the 2012 Annual Meeting of Policyholders of EMCC and at the end of the Option Period for Options granted as of the date of the 2012 Annual Meeting of Shareholders of EMC Group.

Section 2.                 Definitions

“Affiliate” shall mean any non-stock corporation which is required under Iowa law to be shown as a member of the EMCC Insurance Holding Company System.

“Annual Retainer” for any given year shall mean the cash retainer to be paid to such Eligible Director in respect of services as a director but shall not include (i) any meeting fees; (ii) any fees related to service as chair of a board; (iii) any fees related to a service as chair of a committee; or (iv) per diem amounts paid with respect to board or committee meeting attendance, or attendance at continuing education or similar programs.

“Eligible Directors” shall mean all non-employee directors of the Company, each of whom shall be eligible to participate in the Plan.  Directors who are officers or employees of the Company shall not be eligible to participate in the Plan.

“Exercise Date” shall mean the date on which notice of exercise of an Option is received at the office of the Chief Executive Officer (“CEO”) or the corporate Secretary of EMCC.  There shall be only one Exercise Date during each Option Period for each Option granted to an Eligible Director.

“Option” shall mean a Stock option granted under this Plan.

“Option Payment” shall mean the amount paid by the Eligible Director in the exercise of his or her Option.

“Option Period” shall, for a director of EMCC or an insurance company Affiliate, mean the period of time from, and commencing on, the date of the Annual Meeting of Policyholders of such entity to March 15 of the following calendar year; and, for a director of EMC Group or another Subsidiary, shall mean the period from, and commencing on, the date of the Annual Meeting of the Board of Directors of such entity to March 15 of the following calendar year.  The first Option Period for EMCC shall commence with its 2013 Annual Meeting.  The first Option Period for EMC Group shall commence with its 2013 Annual Meeting.  The first Option Period for each of the participating Subsidiaries and Affiliates (except for EMC Group) shall commence with either its first Annual Meeting following the adoption of the Plan by such Subsidiary or Affiliate, or the Annual Meeting at which the Plan was adopted, whichever is earlier.

“Option Price” shall be equal to seventy-five percent (75%) of the fair value of the Stock on the Exercise Date.  Fair value shall be deemed to be the average between the high and low prices of the Stock on the Exercise Date as reported (as of the close of regular trading) on Nasdaq.com.  In the event the high and low prices of the Stock on the Exercise Date are not reported on Nasdaq.com (e.g., if no trades in the

Stock occurred on the Exercise Date), then the prices reported (as of the close of regular trading) on Nasdaq.com for the closest date prior thereto shall be used to determine the fair value of the Stock.

“Subsidiary” shall mean any corporation of which a majority of the voting stock or voting power is owned or controlled, directly or indirectly, by EMCC.

Section 3.                  Administration

All decisions concerning (a) the eligibility of directors of the Company to participate in the Plan and (b) the timing, price and amount of Stock that can be purchased by an Eligible Director under this Plan shall be determined in accordance with the provisions of the Plan.  All other decisions relating to the administration of the Plan shall be made by the Corporate Governance and Nominating Committee of EMCC (“Governance Committee”).  If an issue arises under the Plan that relates to a specific Eligible Director and the Eligible Director is a member of the Governance Committee, such Eligible Director shall recuse himself/herself from any meeting of the Governance Committee or from any decision related to the matter.

The Governance Committee shall have the authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to establish appropriate rules and regulations relating to the Plan, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith.  Such determination shall be conclusive and shall bind all parties, including Eligible Directors and any and all persons claiming under or through any Eligible Director.

The Governance Committee may, in its discretion, designate an administrator for the day to day operations of the Plan.

Section 4.                  Stock

The maximum number of shares of Stock available under the Plan for purchase pursuant to the exercise of Options granted under the Plan is an aggregate of 200,000 shares which EMCC shall provide for Eligible Directors, other than those of EMC Group, from Stock owned by EMCC, purchased by EMCC on the open market or acquired by EMCC through means other than purchase on the open market including, but not limited to, the purchase of unissued shares from EMC Group at not less than fair value as defined in the “Option Price” definition of Section 2 above.

EMC Group shall provide the shares of Stock purchased by its Eligible Directors pursuant to the exercise of Options granted under the Plan.  The number of such shares provided by EMC Group shall be included within the 200,000 shares authorized for all purchases under the Plan.

Such aggregate number of shares is subject to adjustment in accordance with the provisions of Section 10 below.  The shares involved in the unexercised portion of any terminated, lapsed or expired options under the Plan may again be subjected to options under the Plan to the maximum extent possible under the then-applicable rules under Section 16 of the 1934 Act.

Section 5.                  Options and Exercise

Subject to the provisions of Section 6 below, each Eligible Director shall annually receive, as of the date of his or her respective company’s Annual Meeting, an Option to purchase shares of Stock at the Option Price during the Option Period then commencing.  The exercise of the Option shall be in accordance with the following:

A.	Such Option may only be exercised once during the Option Period.

B.	Notice of exercise of the Option may be in writing or given by telephone, telegraph, facsimile or other similar form of communication. The date on which such notice is received in the office of the CEO or the corporate Secretary of EMCC shall constitute the Exercise Date. If such notice is initially other than in writing, then written confirmation of the exercise of the Option must be received in the office of the CEO or the corporate Secretary of EMCC within five (5) business days of the Exercise Date.

C.
The Option Payment for purchase of the shares shall be paid in full within five (5) business days subsequent to the Exercise Date, and shall not be less than twenty-five percent (25%) of the Eligible Director’s Annual Retainer nor more than one hundred percent 100%) of his or her Annual Retainer fixed at the Annual Meeting at which the Option was granted.

D.
The number of shares of Stock which may be purchased in the exercise of the Option shall be determined by dividing the Option Payment by the Option Price as of the Exercise Date; provided, however, that only whole shares of Stock shall be issued and any balance of the Option Payment in excess of the total purchase price of the whole shares shall be refunded to the Optionee.  No fractional shares shall be issued under the Plan.

Section 6.                  Directors Elected at Other Than Annual Meeting Time

In the year in which any Eligible Director is elected to a board at a time other than at the Annual Meeting, such Eligible Director shall receive an Option to purchase shares under the Plan; provided, however, that his or her respective Option Period shall commence from the date of his or her election and the Option Payment shall be limited to the prorated amount of the respective Annual Retainer.

Section 7.                  Nontransferability of Options

No Option shall be transferable by an Eligible Director.  Any exercise of an Option and the purchase of shares of Stock pursuant thereto may be made only by an Eligible Director during his or her tenure as a director of the Company.  If an Eligible Director shall cease to be an Eligible Director for any reason, then any unexercised Option of such director shall immediately terminate.

Section 8.                  Rights as a Shareholder

An Eligible Director under the Plan shall have no rights as a shareholder with respect to any shares of Stock until the purchase of shares in the exercise of an Option on the Exercise Date.  As soon as practical following such date, the shares of Stock purchased under this Plan shall be registered in the name of the Eligible Director and, if so requested by the Eligible Director, a certificate for such shares shall be issued.

Section 9.                  No Right to Continue as a Director

Neither the Plan, nor the issuing of Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain or re-elect an Eligible Director for any period of time or pay any particular Annual Retainer.

Section 10.                Change in Capitalization

In the event of (i) the payment of a stock dividend on the Stock; (ii) a subdivision or combination of shares of the Stock; (iii) a stock split of the Stock; (iv) a reclassification of the Stock; (v) any other distributions to common shareholders other than cash dividends; or (vi) any other change in the authorized number or par value of the Stock, then the remaining number of the 200,000 shares of Stock provided under Section 4 above, which have not been sold to Eligible Directors, shall be appropriately adjusted by the Board of Directors of EMCC, whose determination shall be binding on all persons.  In the event of a merger in which EMC Group is not the surviving corporation or in the event of the sale or transfer of substantially all of EMC Group’s assets (other than by the grant of a mortgage or security interest), all outstanding Options and the Plan shall thereupon terminate.

Section 11.                Amendment and Termination of the Plan

The Board of Directors of EMCC may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that no such amendment (except to the extent explicitly required or permitted herein) will, without the approval of the policyholders of EMCC, (a) increase the maximum number of shares available under the Plan, (b) reduce the Option price of outstanding Options or reduce the price at which Options may be granted, (c) amend the provisions of this Section 11 of the Plan, or (d) be adopted where approval by EMC Group’s shareholders is required by Section 16 of the 1934 Act, by any national securities exchange or system on which the Stock is listed or reported, or by a regulatory body having jurisdiction with respect thereto, unless such approval is in fact obtained from the shareholders of EMC Group; and no such amendment will adversely affect the rights of any Eligible Director (without his or her consent) under any unexercised Option previously granted.  Notwithstanding the foregoing, the Board of Directors of EMCC may, without approval by EMC Group’s shareholders, increase the number of shares which may be issued under the Plan to reflect adjustments made pursuant to Section 10 of the Plan.

The Plan may be permanently terminated or temporarily suspended at any time by the Board of Directors of EMCC, but no such termination or temporary suspension shall adversely affect the rights and privileges of Eligible Directors with unexercised Options without their consent.  Any such termination or temporary suspension shall be effective as of the close of business on the last day of the then-current Option Period(s).

Section 12.                Effective Date and Duration of the Plan

The Plan shall, subject to approval at the 2012 Annual Meeting of Policyholders of EMCC and at the 2012 Annual Meeting of Shareholders of EMC Group, become effective on January 1, 2013.  The Plan shall continue through the Option Period for Options granted at the 2022 Annual Meeting(s), but the Plan may be terminated prior thereto by action of the Board of Directors of EMCC or through issuance of the maximum number of shares available under the Plan as and to the extent, if any, increased by amendment thereto.

Section 13.                Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 14.                Governing Law

The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of Iowa.

EMC INSURANCE GROUP INC.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

P.O. BOX 712
DES MOINES, IA 50306-0712 ATTN: ANITA LAKE NOVAK
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. George C. Carpenter III	0	0	0
1b. Stephen A. Crane	0	0	0
1c. Jonathan R. Fletcher	0	0	0
1d. Robert L. Howe	0	0	0
1e. Bruce G. Kelley	0	0	0
1f. Gretchen H. Tegeler	0	0	0

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000137899_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at  www.proxyvote.com .

EMC INSURANCE GROUP INC.
Annual Meeting of Shareholders
May 24, 2012 1:30 PM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bruce G. Kelley and George C. Carpenter III, or either of them, as proxies, each with the power to appoint (his) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common) stock of EMC INSURANCE GROUP INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 1:30 PM CDT on 5/24/2012, at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa 50309 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000137899_2 R1.0.0.11699